                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                  Registration No. 333-130789-03

[BEAR STEARNS LOGO OMITTED]                        [Morgan Stanley LOGO OMITTED]

                                   ----------
                                      PWR14
                                   ----------

                                 $2,196,646,000
                                  (APPROXIMATE)

          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR14

                                AS ISSUING ENTITY

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

                                  AS DEPOSITOR

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                      PRINCIPAL COMMERCIAL FUNDING II, LLC
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                        NATIONWIDE LIFE INSURANCE COMPANY
                        PRINCIPAL COMMERCIAL FUNDING, LLC

                      AS SPONSORS AND MORTGAGE LOAN SELLERS

                                   ----------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR14

                                   ----------

                                 NOVEMBER 21, 2006

BEAR, STEARNS & CO. INC.                                          MORGAN STANLEY

CO-LEAD BOOKRUNNING MANAGER                          CO-LEAD BOOKRUNNING MANAGER

--------------------------------------------------------------------------------
                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204. This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.
--------------------------------------------------------------------------------

                          $2,196,646,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR14
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR14

TRANSACTION FEATURES

o    Sellers:

                                           NO. OF     NO. OF      CUT-OFF DATE     % OF
                SELLERS                     LOANS   PROPERTIES     BALANCE ($)     POOL
---------------------------------------------------------------------------------------

Wells Fargo Bank, National Association        94        102         731,282,770    29.6%
Principal Commercial Funding II, LLC          51         53         578,009,396    23.4%
Prudential Mortgage Capital Funding, LLC      42         49         570,539,376    23.1%
Bear Stearns Commercial Mortgage, Inc.        43         43         449,058,256    18.2%
Nationwide Life Insurance Company             16         17          97,578,610     4.0%
Principal Commercial Funding, LLC              4          4          41,674,200     1.7%
---------------------------------------------------------------------------------------
TOTAL:                                       250        268      $2,468,142,608   100.0%
=======================================================================================

o    Loan Pool:

     o    Average Cut-off Date Balance: $9,872,570

     o    Largest mortgage loan by Cut-off Date Balance: $100,000,000

     o    Five largest and ten largest mortgage loans: 17.0% and 28.2% pool, respectively

o    Credit Statistics:

     o    Weighted average underwritten debt service coverage ratio of 1.53x weighted average debt service coverage ratio after IO period of 1.42x

     o    Weighted average cut-off date loan-to-value ratio of 67.5%; weighted average balloon loan-to-value ratio of 61.0%

o    Property Types:

                               [PIE CHART OMITTED]

Self Storage            1.6%
Retail                 38.9%
Office                 21.5%
Hospitality            12.3%
Multifamily            10.7%
Industrial             10.2%
Mixed Use               3.0%
Manufactured Housing
   Community            1.9%

o    Call Protection:

     o    71.0% of the pool (166 loans) has a lockout period ranging from 24 to
          56 payments from origination, then defeasance provisions.

     o    11.0% of the pool (40 loans) has a lockout period ranging from 23 to
          50 payments from origination, then the greater of a prepayment premium or yield maintenance.

     o    6.2% of the pool (31 loans) has a lockout period of 24 to 35 payments from origination, then either defeasance or the greater of a prepayment premium or yield maintenance.

     o    4.1% of the pool (1 loan) has a lockout period of 25 payments from origination, then the greater of prepayment premium or yield maintenance (where for payments 61 through 115, the yield maintenance charge is calculated on the basis of a formula using a present value discount rate of a U.S. Treasury Yield plus 0.50%).

     o    4.0% of the pool (8 loans) has no lockout period, and permits the greater of a prepayment premium or yield maintenance.

     o    3.0% of the pool (1 loan) has no lockout period, and permits the greater of a prepayment premium or yield maintenance for the first 24 payments from origination and then permits defeasance.

     o    0.5% of the pool (1 loan) has a lockout period for 26 payments from origination, then defeasance provisions for the next 87 payments, followed by the greater of a prepayment premium or yield maintenance.

     o    0.2% of the pool (1 loan) has a lockout period of 35 payments then the greater of a prepayment premium or yield maintenance for 1 payment followed by either defeasance or the greater of a prepayment premium or yield maintenance.

     o    0.1% of the pool (1 loan) has a lockout period of 25 payments then the greater of a prepayment premium or yield maintenance for 35 payments, followed by a declining prepayment penalty.

     Please refer to Appendix B of the Free Writing Prospectus for further description of individual loan call protection.

o    Bond Information: Cash flows are expected to be modeled by TREPP and INTEX and are expected to be available on BLOOMBERG.

                                       2

                          $2,196,646,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR14
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR14

OFFERED CERTIFICATES

                                                                                          WEIGHTED
                                 INITIAL CERTIFICATE   SUBORDINATION     RATINGS           AVERAGE
CLASS                                BALANCE(1)(2)        LEVELS(3)    (S&P / FITCH)   LIFE (YRS.)(4)
-----------------------------------------------------------------------------------------------------

A-1                                  $114,700,000          30.000%       AAA / AAA          3.39
A-2                                  $170,700,000          30.000%       AAA / AAA          4.95
A-3                                  $ 68,900,000          30.000%       AAA / AAA          6.82
A-AB                                 $125,050,000          30.000%       AAA / AAA          7.19
A-4                                  $950,942,000          30.000%       AAA / AAA          9.78
A-1A                                 $297,407,000          30.000%       AAA / AAA          9.06
A-M                                  $246,815,000          20.000%       AAA / AAA          9.89
A-J                                  $222,132,000          11.000%       AAA / AAA          9.97

                                                    ASSUMED FINAL   APPROXIMATE INITIAL
                                     PRINCIPAL       DISTRIBUTION      PASS-THROUGH
CLASS                            WINDOW (MOS.)(4)      DATE(4)            RATE(5)
---------------------------------------------------------------------------------------

A-1                                     1 - 59         11/11/11
A-2                                    59 - 60         12/11/11
A-3                                    82 - 83         11/11/13
A-AB                                  60 - 110          2/11/16
A-4                                  110 - 119         11/11/16
A-1A                                   1 - 119         11/11/16
A-M                                  119 - 119         11/11/16
A-J                                  119 - 120         12/11/16

PRIVATE CERTIFICATES (6)

                                 INITIAL CERTIFICATE                                      WEIGHTED
                                 BALANCE OR NOTIONAL   SUBORDINATION      RATINGS          AVERAGE
CLASS                              AMOUNT(1)(7)(8)         LEVELS      (S&P / FITCH)   LIFE (YRS.)(4)
-----------------------------------------------------------------------------------------------------

X-1                                 $2,468,142,608            --         AAA / AAA             --
X-2                                 $2,414,574,000            --         AAA / AAA             --
B                                   $   46,278,000         9.125%         AA / AA            9.98
C                                   $   24,682,000         8.125%        AA- / AA-           9.98
D                                   $   37,022,000         6.625%          A / A             9.98
E                                   $   21,596,000         5.750%         A- / A-            9.98
F                                   $   24,681,000         4.750%       BBB+ / BBB+          9.98
G                                   $   24,682,000         3.750%        BBB / BBB           9.98
H                                   $   24,681,000         2.750%       BBB- / BBB-          9.98
J                                   $    9,256,000         2.375%        BB+ / BB+           9.98
K                                   $    6,170,000         2.125%         BB / BB            9.98
L                                   $    9,256,000         1.750%        BB- / BB-          10.01
M                                   $    3,085,000         1.625%        B+ / B +           10.06
N                                   $    6,170,000         1.375%          B / B            11.52
O                                   $    6,171,000         1.125%         B- / B-           13.56
P                                   $   27,766,608         0.000%         NR / NR           14.19

                                                    ASSUMED FINAL   APPROXIMATE INITIAL
                                 PRINCIPAL WINDOW    DISTRIBUTION      PASS-THROUGH
CLASS                                (MOS.)(4)         DATE(4)            RATE(5)
---------------------------------------------------------------------------------------

X-1                                         --               --
X-2                                         --               --
B                                    120 - 120         12/11/16
C                                    120 - 120         12/11/16
D                                    120 - 120         12/11/16
E                                    120 - 120         12/11/16
F                                    120 - 120         12/11/16
G                                    120 - 120         12/11/16
H                                    120 - 120         12/11/16
J                                    120 - 120         12/11/16
K                                    120 - 120         12/11/16
L                                    120 - 121          1/11/17
M                                    121 - 121          1/11/17
N                                    121 - 161          5/11/20
O                                    161 - 163          7/11/20
P                                    163 - 239         11/11/26

Notes:   (1)  Subject to a permitted variance of plus or minus 5%.

         (2)  For purposes of making distributions to the Class A-1, Class A-2,
              Class A-3, Class A-AB, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 215 mortgage loans, representing approximately 88.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will consist of 35 mortgage loans, representing approximately 12.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan
              Group 2 will include approximately 89.4% of the aggregate
              principal balance of all the mortgage loans secured by multifamily properties and manufactured housing community properties.
              Additionally, 1 pooled mortgage loan, representing 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is a mixed use property, the majority of which consists of multifamily use and therefore is included in Loan
              Group 2. Generally, the Class A-1, Class A-2, Class A-3, Class
              A-AB and Class A-4 certificates will be entitled to receive only distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will be entitled to receive only distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the certificate principal balances of the Class A-1, Class A-2, Class A-3, Class A-AB and
              Class A-4 certificates have been reduced to zero. However, after any distribution date on which the certificate principal balances of the Class A-M and Class A-J through Class P certificates have been reduced to zero, distributions of principal collected or advanced in respect of the entire pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB,
              Class A-4 and Class A-1A certificates, pro rata.

         (3)  The percentages indicated under the column "Subordination Levels"
              with respect to the Class A-1, Class A-2, Class A-3, Class A-AB,
              Class A-4 and Class A-1A certificates represent the approximate subordination levels for the Class A-1, Class A-2, Class A-3,
              Class A-AB, Class A-4 and Class A-1A certificates in the
              aggregate.

         (4)  Based on the structuring assumptions, assuming 0% CPR, described in the Prospectus Supplement.

         (5)  The Class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F,
              G, H, J, K, L, M, N, O and P certificates will each accrue interest at one of the following: (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate, (iii) a rate equal to the weighted average net mortgage rate or (iv) a rate equal to the weighted average net mortgage rate less a specified percentage. The Class X-1 and X-2 certificates will accrue interest at a variable rate.

         (6)  To be offered privately pursuant to Rule 144A.

         (7)  The Class X-1 Notional Amount is equal to the sum of all certificate balances outstanding from time to time.

         (8)  The Class X-2 Notional Amount is as described herein.

                                       3

                          $2,196,646,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR14
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR14

I. ISSUE CHARACTERISTICS

   Issue Type:                   Public: Classes A-1, A-2, A-3, A-AB, A-4, A-1A,
                                 A-M and A-J (the "Offered Certificates").
                                 Private (Rule 144A): Classes X-1, X-2, B, C, D,
                                 E, F, G, H, J, K, L, M, N, O and P.

   Securities Offered:           $2,196,646,000 monthly pay, multi-class,
                                 commercial mortgage REMIC Pass-Through
                                 Certificates, including eight principal and
                                 interest classes (Classes A-1, A-2, A-3, A-AB,
                                 A-4, A-1A, A-M and A-J).

   Mortgage Loan Sellers:        Wells Fargo Bank, National Association ("WFB");
                                 Principal Commercial Funding II, LLC ("PCF
                                 II"); Prudential Mortgage Capital Funding, LLC
                                 ("PMCF"); Bear Stearns Commercial Mortgage,
                                 Inc. ("BSCMI"); Nationwide Life Insurance
                                 Company ("NLIC"); and Principal Commercial
                                 Funding, LLC ("PCF").

   Co-lead Bookrunning
   Managers:                     Bear, Stearns & Co. Inc. and Morgan Stanley &
                                 Co. Incorporated

   Master Servicers:             Wells Fargo Bank, National Association (with
                                 respect to the mortgage loans sold by WFB, PCF
                                 II, BSCMI, NLIC, and PCF) and Prudential Asset
                                 Resources, Inc. (with respect to the mortgage
                                 loans sold by PMCF).

   Primary Servicers:            Principal Global Investors, LLC (with respect
                                 to the mortgage loans sold by PCF and PCF II)
                                 and Nationwide Life Insurance Company (with
                                 respect to the mortgage loans sold by NLIC).

   Special Servicers:            ARCap Servicing, Inc. (with respect to all
                                 loans except the South Bay Galleria Loan) and
                                 Prudential Asset Resources, Inc. (with respect
                                 to the South Bay Galleria Loan).

   Certificate Administrator:    Wells Fargo Bank, National Association

   Trustee:                      LaSalle Bank National Association

   Cut-Off Date: (1)             December 1, 2006.

   Expected Closing Date:        On or about December 19, 2006.

   Distribution Dates:           The 11th of each month (or if the 11th is not a
                                 business day, the next succeeding business
                                 day), commencing in January 2007.

   Minimum Denominations:        $25,000 for the Class A-1, A-2, A-3, A-AB, A-4,
                                 A-1A, A-M and A-J Certificates; with
                                 investments in excess of the minimum
                                 denominations made in multiples of $1.

   Delivery:                     DTC, Euroclear and Clearstream.

   ERISA/SMMEA Status:           Classes A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and
                                 A-J are expected to be ERISA eligible. No Class
                                 of Certificates is SMMEA eligible.

   Rating Agencies:              The Offered Certificates will be rated by
                                 Standard & Poor's Ratings Services, a division
                                 of The McGraw-Hill Companies, Inc. and Fitch,
                                 Inc.

   Risk Factors:                 THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY
                                 NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                 "RISK FACTORS" SECTION OF THE FREE WRITING
                                 PROSPECTUS AND THE "RISK FACTORS" SECTION OF
                                 THE PROSPECTUS.

(1)  The cut-off date with respect to each pooled mortgage loan is the due date for the monthly debt service payment that is due in December 2006 (or, in the case of any mortgage loan that has its first due date after December
     2006, the later of the date of origination of such pooled mortgage loan and the date that would have been its due date in December 2006 under the terms of such mortgage loan if a monthly payment were scheduled to be due in such month).

                                        4

                          $2,196,646,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR14
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                Series 2006-PWR14

II. STRUCTURE CHARACTERISTICS

The Class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K,
L, M, N, O and P certificates will each accrue interest at one of the following:
(i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate, (iii) a rate equal to the weighted average net mortgage rate or (iv) a rate equal to the weighted average net mortgage rate less a specified percentage. The Class X-1 and X-2 certificates will accrue interest at a variable rate.

IO STRUCTURE:

                                [GRAPHIC OMITTED]

                                        5

                          $2,196,646,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR14
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR14

                       CLASS X-1 AND X-2 NOTIONAL AMOUNTS:

The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time. The Notional Amount of the Class X-2 Certificates will equal:

o    during the period from the Closing Date through and including the distribution date in December 2007, the sum of (a) the lesser of
     $104,758,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $296,973,000 and the total principal balance of the class A-1A certificates outstanding from time to time and (c) the total principal balance of the class A-2, A-3, A-AB, A-4,
     A-M, A-J, B, C, D, E, F, G, H, J, K and L certificates outstanding from time to time;

o    during the period following the distribution date in December 2007 through and including the distribution date in December 2008, the sum of (a) the lesser of $16,030,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $285,661,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-2, A-3,
     A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J, and K certificates outstanding from time to time and (d) the lesser of $4,905,000 and the total principal balance of the class L certificates outstanding from time to time;

o    during the period following the distribution date in December 2008 through and including the distribution date in December 2009, the sum of (a) the lesser of $92,330,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $273,919,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-AB,
     A-4, A-M, A-J, B, C, D, E, and F certificates outstanding from time to time and (d) the lesser of $21,038,000 and the total principal balance of the
     Class G certificates outstanding from time to time;

o    during the period following the distribution date in December 2009 through and including the distribution date in December 2010, the sum of (a) the lesser of $985,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $262,470,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-AB,
     A-4, A-M, A-J, B, C, D and E certificates outstanding from time to time and
     (d) the lesser of $269,000 and the total principal balance of the Class F certificates outstanding from time to time;

o    during the period following the distribution date in December 2010 through and including the distribution date in December 2011, the sum of (a) the lesser of $905,049,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $226,873,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-M, A-J, B and C certificates outstanding from time to time and (d) the lesser of
     $16,599,000 and the total principal balance of the Class D certificates outstanding from time to time;

o    during the period following the distribution date in December 2011 through and including the distribution date in December 2012, the sum of (a) the lesser of $822,992,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $215,902,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-M, A-J and B certificates outstanding from time to time and (d) the lesser of
     $5,520,000 and the total principal balance of the Class C certificates outstanding from time to time;

o    during the period following the distribution date in December 2012 through and including the distribution date in December 2013, the sum of (a) the lesser of $703,333,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $206,566,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-M and A-J certificates outstanding from time to time and (d) the lesser of
     $18,876,000 and the total principal balance of the Class B certificates outstanding from time to time;

o    following the Distribution Date occurring in December 2013, $0.

                                        6

                          $2,196,646,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR14
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR14

III. COLLATERAL CHARACTERISTICS - ENTIRE POOL

CUT-OFF DATE BALANCE ($)

                                                 NO. OF      AGGREGATE
                                                MORTGAGE    CUT-OFF DATE    % OF
                                                  LOANS     BALANCE ($)     POOL
--------------------------------------------------------------------------------
998,311 - 2,000,000                                 26        40,173,021     1.6
2,000,001 - 3,000,000                               35        90,707,268     3.7
3,000,001 - 5,000,000                               49       194,729,166     7.9
5,000,001 - 7,000,000                               33       200,908,415     8.1
7,000,001 - 9,000,000                               30       239,605,206     9.7
9,000,001 - 11,000,000                              28       283,578,288    11.5
11,000,001 - 13,000,000                             14       172,640,640     7.0
13,000,001 - 15,000,000                              2        27,313,102     1.1
15,000,001 - 17,000,000                              6        96,767,000     3.9
17,000,001 - 19,000,000                              3        55,200,000     2.2
19,000,001 - 21,000,000                              3        60,400,000     2.4
21,000,001 - 31,000,000                              7       175,492,233     7.1
31,000,001 - 61,000,000                              7       280,928,269    11.4
61,000,001 - 80,000,000                              5       353,000,000    14.3
80,000,001 - 100,000,000                             2       196,700,000     8.0
--------------------------------------------------------------------------------
TOTAL:                                             250     2,468,142,608   100.0
================================================================================

Min: 998,311   Max: 100,000,000   Average: 9,872,570

STATE

                                                NO. OF       AGGREGATE
                                               MORTGAGED    CUT-OFF DATE    % OF
                                              PROPERTIES     BALANCE ($)    POOL
--------------------------------------------------------------------------------
California                                         38        338,566,134    13.7
   Southern California                             26        236,224,523     9.6
   Northern California                             12        102,341,611     4.1
New York                                           11        262,137,923    10.6
New Jersey                                         18        254,314,944    10.3
Virginia                                           16        183,107,619     7.4
Florida                                            16        156,817,293     6.4
Texas                                              25        140,864,214     5.7
Ohio                                               10        106,676,955     4.3
Illinois                                           10        103,843,540     4.2
Georgia                                             5         89,301,000     3.6
Minnesota                                          10         84,437,044     3.4
Other                                             109        748,075,942    30.3
--------------------------------------------------------------------------------
TOTAL:                                            268      2,468,142,608   100.0
================================================================================

PROPERTY TYPE

                                                NO. OF       AGGREGATE
                                               MORTGAGED    CUT-OFF DATE    % OF
                                              PROPERTIES     BALANCE ($)    POOL
--------------------------------------------------------------------------------
Retail                                             98        961,010,444    38.9
Office                                             40        529,872,722    21.5
Hospitality                                        28        302,807,349    12.3
Multifamily                                        37        263,386,673    10.7
Industrial                                         44        251,699,693    10.2
Mixed Use                                           6         73,275,000     3.0
Manufactured Housing Community                      4         46,894,722     1.9
Self Storage                                       11         39,196,005     1.6
--------------------------------------------------------------------------------
TOTAL:                                            268      2,468,142,608   100.0
================================================================================

MORTGAGE RATE (%)

                                                  NO. OF     AGGREGATE
                                                MORTGAGE    CUT-OFF DATE    % OF
                                                  LOANS     BALANCE ($)     POOL
--------------------------------------------------------------------------------
5.1200 - 5.2500                                      2        18,396,235     0.7
5.2501 - 5.5000                                      4       114,640,000     4.6
5.5001 - 5.7500                                     22       578,138,380    23.4
5.7501 - 6.0000                                     66       759,656,256    30.8
6.0001 - 6.2500                                    102       667,778,040    27.1
6.2501 - 6.5000                                     47       296,114,873    12.0
6.5001 - 6.7500                                      5        29,499,109     1.2
6.7501 - 6.8200                                      2         3,919,716     0.2
--------------------------------------------------------------------------------
TOTAL:                                             250     2,468,142,608   100.0
================================================================================

Min: 5.1200   Max: 6.8200   Wtd Avg: 5.9415

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS)

                                                 NO. OF      AGGREGATE
                                                MORTGAGE    CUT-OFF DATE    % OF
                                                  LOANS     BALANCE ($)     POOL
--------------------------------------------------------------------------------
60                                                  12       234,438,458     9.5
61 - 84                                              7        76,236,742     3.1
85 - 120                                           223     2,100,759,964    85.1
121 - 240                                            8        56,707,445     2.3
--------------------------------------------------------------------------------
TOTAL:                                             250     2,468,142,608   100.0
================================================================================

Min: 60   Max: 240   Wtd Avg: 114

REMAINING TERM TO STATED MATURITY OR ARD (MOS)

                                                  NO. OF     AGGREGATE
                                                MORTGAGE    CUT-OFF DATE    % OF
                                                   LOANS    BALANCE ($)     POOL
--------------------------------------------------------------------------------
57 - 60                                             12       234,438,458     9.5
61 - 84                                              7        76,236,742     3.1
85 - 120                                           223     2,100,759,964    85.1
121 - 239                                            8        56,707,445     2.3
--------------------------------------------------------------------------------
TOTAL:                                             250     2,468,142,608   100.0
================================================================================

Min: 57   Max: 239   Wtd Avg: 113

ORIGINAL AMORTIZATION TERM (MOS)

                                                 NO. OF      AGGREGATE
                                                MORTGAGE    CUT-OFF DATE    % OF
                                                  LOANS     BALANCE ($)     POOL
--------------------------------------------------------------------------------
Interest Only                                       27       605,191,000    24.5
180                                                  1         6,477,592     0.3
181 - 240                                            9        32,444,872     1.3
241 - 300                                           21       198,452,930     8.0
301 - 360                                          192     1,625,576,215    65.9
--------------------------------------------------------------------------------
TOTAL:                                             250     2,468,142,608   100.0
================================================================================

Non Zero Min: 180   Max: 360   Non Zero Wtd Avg: 350

REMAINING AMORTIZATION TERM (MOS)

                                                 NO. OF      AGGREGATE
                                                MORTGAGE    CUT-OFF DATE    % OF
                                                  LOANS     BALANCE ($)     POOL
--------------------------------------------------------------------------------
Interest Only                                       27       605,191,000    24.5
179 - 180                                            1         6,477,592     0.3
181 - 240                                            9        32,444,872     1.3
241 - 300                                           21       198,452,930     8.0
301 - 360                                          192     1,625,576,215    65.9
--------------------------------------------------------------------------------
TOTAL:                                             250     2,468,142,608   100.0
================================================================================

Non Zero Min: 179   Max: 360 Non Zero   Wtd Avg: 349

DEBT SERVICE COVERAGE RATIO POST IO PERIOD (x)

                                                 NO. OF      AGGREGATE
                                                MORTGAGE    CUT-OFF DATE    % OF
                                                  LOANS     BALANCE ($)     POOL
--------------------------------------------------------------------------------
1.04 - 1.20                                         57       543,942,229    22.0
1.21 - 1.30                                         83       630,292,831    25.5
1.31 - 1.40                                         30       269,408,156    10.9
1.41 - 1.50                                         27       366,183,723    14.8
1.51 - 1.60                                         14       130,998,569     5.3
1.61 - 1.70                                         13       161,990,053     6.6
1.71 - 1.80                                          3        21,642,537     0.9
1.81 - 1.90                                          5       200,987,932     8.1
1.91 - 2.00                                          5        53,815,496     2.2
2.01 - 2.10                                          4        28,250,000     1.1
2.11 - 2.20                                          1         6,650,000     0.3
2.21 - 2.30                                          5        47,516,105     1.9
2.31 - 2.50                                          1         2,340,938     0.1
2.51 - 3.18                                          2         4,124,040     0.2
--------------------------------------------------------------------------------
TOTAL:                                             250     2,468,142,608   100.0
================================================================================

Min: 1.04   Max: 3.18   Wtd Avg: 1.42

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                                 NO. OF      AGGREGATE
                                                MORTGAGE    CUT-OFF DATE    % OF
                                                  LOANS     BALANCE ($)     POOL
--------------------------------------------------------------------------------
21.7 - 40.0                                          6        86,484,917     3.5
40.1 - 45.0                                          4        22,574,604     0.9
45.1 - 50.0                                          8       123,608,429     5.0
50.1 - 55.0                                         15       122,715,221     5.0
55.1 - 60.0                                         21       185,524,878     7.5
60.1 - 65.0                                         32       235,486,297     9.5
65.1 - 70.0                                         46       514,233,694    20.8
70.1 - 75.0                                         56       407,638,548    16.5
75.1 - 80.0                                         60       758,863,941    30.7
80.1 - 84.5                                          2        11,012,080     0.4
--------------------------------------------------------------------------------
TOTAL:                                             250     2,468,142,608   100.0
================================================================================

Min: 21.7   Max: 84.5   Wtd Avg: 67.5

LOAN-TO-VALUE RATIO AT MATURITY OR ARD (%)

                                                 NO. OF      AGGREGATE
                                                MORTGAGE    CUT-OFF DATE    % OF
                                                  LOANS     BALANCE ($)     POOL
--------------------------------------------------------------------------------
1.0 - 30.0                                           8        98,248,868     4.0
30.1 - 35.0                                          2         3,796,699     0.2
35.1 - 40.0                                          8       133,552,884     5.4
40.1 - 45.0                                          5        35,341,393     1.4
45.1 - 50.0                                         19       103,775,911     4.2
50.1 - 55.0                                         27       243,311,154     9.9
55.1 - 60.0                                         48       455,751,233    18.5
60.1 - 65.0                                         50       430,543,819    17.4
65.1 - 70.0                                         48       329,186,567    13.3
70.1 - 75.0                                         28       339,122,000    13.7
75.1 - 80.0                                          7       295,512,080    12.0
--------------------------------------------------------------------------------
TOTAL:                                             250     2,468,142,608   100.0
================================================================================

Min: 1.0   Max: 80.0   Wtd Avg: 61.0

DEBT SERVICE COVERAGE RATIOS (x)

                                                 NO. OF      AGGREGATE
                                                MORTGAGE    CUT-OFF DATE    % OF
                                                  LOANS     BALANCE ($)     POOL
--------------------------------------------------------------------------------
1.09 - 1.20                                         19       156,021,229     6.3
1.21 - 1.30                                         48       395,840,331    16.0
1.31 - 1.40                                         41       456,164,156    18.5
1.41 - 1.50                                         65       596,066,223    24.2
1.51 - 1.60                                         24       186,583,569     7.6
1.61 - 1.70                                         20       145,280,053     5.9
1.71 - 1.80                                          4        37,242,537     1.5
1.81 - 1.90                                          6       153,987,932     6.2
1.91 - 2.00                                          6       108,815,496     4.4
2.01 - 2.10                                          6        94,210,000     3.8
2.11 - 2.20                                          1         6,650,000     0.3
2.21 - 2.30                                          6       122,516,105     5.0
2.31 - 2.50                                          2         4,640,938     0.2
2.51 - 3.18                                          2         4,124,040     0.2
--------------------------------------------------------------------------------
TOTAL:                                             250     2,468,142,608   100.0
================================================================================

Min: 1.09   Max: 3.18   Wtd Avg: 1.53

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the
Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and
Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the "Total" due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled subordinate loans are calculated in a manner that reflects only the indebtedness evidenced by that pooled mortgage loan, without regard to the indebtedness evidenced by those non-pooled subordinate loans (even if such subordinate loan may potentially become pari passu in right of payment with the pooled mortgage loan at a future date). Additionally, loan-to-value ratios and debt service coverage ratios are calculated for pooled mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

                                        7

                          $2,196,646,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR14
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR14

III. COLLATERAL CHARACTERISTICS - LOAN GROUP 1

CUT-OFF DATE BALANCE ($)

                                               NO. OF      AGGREGATE       % OF
                                              MORTGAGE    CUT-OFF DATE     LOAN
                                                LOANS     BALANCE ($)    GROUP 1
--------------------------------------------------------------------------------
998,311 - 2,000,000                               22        34,249,341      1.6
2,000,001 - 3,000,000                             33        85,448,450      3.9
3,000,001 - 5,000,000                             41       163,814,597      7.5
5,000,001 - 7,000,000                             28       172,183,415      7.9
7,000,001 - 9,000,000                             27       213,955,206      9.9
9,000,001 - 11,000,000                            22       222,393,288     10.2
11,000,001 - 13,000,000                           13       160,240,640      7.4
13,000,001 - 15,000,000                            2        27,313,102      1.3
15,000,001 - 17,000,000                            5        80,267,000      3.7
17,000,001 - 19,000,000                            2        36,800,000      1.7
19,000,001 - 21,000,000                            1        21,000,000      1.0
21,000,001 - 31,000,000                            5       122,442,233      5.6
31,000,001 - 61,000,000                            7       280,928,269     12.9
61,000,001 - 81,000,000                            5       353,000,000     16.3
81,000,001 - 100,000,000                           2       196,700,000      9.1
--------------------------------------------------------------------------------
TOTAL:                                           215     2,170,735,542    100.0
================================================================================

Min: 998,311   Max: 100,000,000   Average: 10,096,444

STATE

                                              NO. OF       AGGREGATE       % OF
                                             MORTGAGED    CUT-OFF DATE     LOAN
                                            PROPERTIES    BALANCE ($)    GROUP 1
--------------------------------------------------------------------------------
California                                       36        317,266,134     14.6
   Southern California                           26        236,224,523     10.9
   Northern California                           10         81,041,611      3.7
New York                                          8        249,039,813     11.5
New Jersey                                       17        245,194,944     11.3
Virginia                                         16        183,107,619      8.4
Florida                                          16        156,817,293      7.2
Texas                                            21        107,372,134      4.9
Ohio                                              8         98,826,005      4.6
Minnesota                                         7         79,511,721      3.7
Wisconsin                                         8         78,848,205      3.6
Nevada                                            9         71,622,563      3.3
Other                                            85        583,129,111     26.9
--------------------------------------------------------------------------------
TOTAL:                                          231      2,170,735,542    100.0
================================================================================

PROPERTY TYPE

                                              NO. OF       AGGREGATE       % OF
                                             MORTGAGED    CUT-OFF DATE     LOAN
                                            PROPERTIES    BALANCE ($)    GROUP 1
--------------------------------------------------------------------------------
Retail                                           98        961,010,444     44.3
Office                                           40        529,872,722     24.4
Hospitality                                      28        302,807,349     13.9
Industrial                                       44        251,699,693     11.6
Mixed Use                                         5         53,275,000      2.5
Self Storage                                     11         39,196,005      1.8
Manufactured Housing Community                    3         18,894,722      0.9
Multifamily                                       2         13,979,607      0.6
--------------------------------------------------------------------------------
TOTAL:                                          231      2,170,735,542    100.0
================================================================================

MORTGAGE RATE (%)

                                               NO. OF      AGGREGATE       % OF
                                              MORTGAGE    CUT-OFF DATE     LOAN
                                                LOANS     BALANCE ($)    GROUP 1
--------------------------------------------------------------------------------
5.1200 - 5.2500                                    2        18,396,235      0.8
5.2501 - 5.5000                                    2        98,000,000      4.5
5.5001 - 5.7500                                   19       537,218,380     24.7
5.7501 - 6.0000                                   57       684,748,428     31.5
6.0001 - 6.2500                                   85       544,265,947     25.1
6.2501 - 6.5000                                   43       254,687,727     11.7
6.5001 - 6.7500                                    5        29,499,109      1.4
6.7501 - 6.8200                                    2         3,919,716      0.2
--------------------------------------------------------------------------------
TOTAL:                                           215     2,170,735,542    100.0
================================================================================

Min: 5.1200   Max: 6.8200   Wtd Avg: 5.9340

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS)

                                               NO. OF      AGGREGATE       % OF
                                              MORTGAGE    CUT-OFF DATE     LOAN
                                                LOANS     BALANCE ($)    GROUP 1
--------------------------------------------------------------------------------
60                                                 8       202,446,378      9.3
61 - 84                                            7        76,236,742      3.5
85 - 120                                         196     1,869,254,977     86.1
121 - 240                                          4        22,797,445      1.1
--------------------------------------------------------------------------------
TOTAL:                                           215     2,170,735,542    100.0
================================================================================

Min: 60   Max: 240   Wtd Avg: 114

REMAINING TERM TO STATED MATURITY OR ARD (MOS)

                                               NO. OF      AGGREGATE       % OF
                                              MORTGAGE    CUT-OFF DATE     LOAN
                                                LOANS     BALANCE ($)    GROUP 1
--------------------------------------------------------------------------------
57 - 60                                            8       202,446,378      9.3
61 - 84                                            7        76,236,742      3.5
85 - 120                                         196     1,869,254,977     86.1
121 - 239                                          4        22,797,445      1.1
--------------------------------------------------------------------------------
TOTAL:                                           215     2,170,735,542    100.0
================================================================================

Min: 57   Max: 239   Wtd Avg: 112

ORIGINAL AMORTIZATION TERM (MOS)

                                               NO. OF      AGGREGATE       % OF
                                              MORTGAGE    CUT-OFF DATE     LOAN
                                                LOANS     BALANCE ($)    GROUP 1
--------------------------------------------------------------------------------
Interest Only                                     22       532,091,000     24.5
180                                                1         6,477,592      0.3
181 - 240                                          9        32,444,872      1.5
241 - 300                                         20       196,855,155      9.1
301 - 360                                        163     1,402,866,923     64.6
--------------------------------------------------------------------------------
TOTAL:                                           215     2,170,735,542    100.0
================================================================================

Non Zero Min: 180   Max: 360   Non Zero Wtd Avg: 349

REMAINING AMORTIZATION TERM (MOS)

                                               NO. OF      AGGREGATE       % OF
                                              MORTGAGE    CUT-OFF DATE     LOAN
                                                LOANS     BALANCE ($)    GROUP 1
--------------------------------------------------------------------------------
Interest Only                                     22       532,091,000     24.5
179 - 180                                          1         6,477,592      0.3
181 - 240                                          9        32,444,872      1.5
241 - 300                                         20       196,855,155      9.1
301 - 360                                        163     1,402,866,923     64.6
--------------------------------------------------------------------------------
TOTAL:                                           215     2,170,735,542    100.0
================================================================================

Non Zero Min: 179   Max: 360   Non Zero Wtd Avg: 348

DEBT SERVICE COVERAGE RATIO POST IO PERIOD (X)

                                               NO. OF      AGGREGATE       % OF
                                              MORTGAGE    CUT-OFF DATE     LOAN
                                                LOANS     BALANCE ($)    GROUP 1
--------------------------------------------------------------------------------
1.09 - 1.20                                       43       387,722,229     17.9
1.21 - 1.30                                       71       567,443,865     26.1
1.31 - 1.40                                       25       228,220,056     10.5
1.41 - 1.50                                       26       362,183,723     16.7
1.51 - 1.60                                       13       110,998,569      5.1
1.61 - 1.70                                       13       161,990,053      7.5
1.71 - 1.80                                        3        21,642,537      1.0
1.81 - 1.90                                        5       200,987,932      9.3
1.91 - 2.00                                        4        43,790,496      2.0
2.01 - 2.10                                        4        28,250,000      1.3
2.11 - 2.20                                        1         6,650,000      0.3
2.21 - 2.30                                        5            47,516      2.2
2.31 - 3.18                                        2         3,339,978      0.2
--------------------------------------------------------------------------------
TOTAL:                                           215     2,170,735,542    100.0
================================================================================

Min: 1.09   Max: 3.18   Wtd Avg: 1.44

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                               NO. OF      AGGREGATE       % OF
                                              MORTGAGE    CUT-OFF DATE     LOAN
                                                LOANS     BALANCE ($)    GROUP 1
--------------------------------------------------------------------------------
21.7 - 40.0                                        5        83,359,917      3.8
40.1 - 45.0                                        4        22,574,604      1.0
45.1 - 50.0                                        8       123,608,429      5.7
50.1 - 55.0                                       13        91,715,221      4.2
55.1 - 60.0                                       19       176,474,878      8.1
60.1 - 65.0                                       26       205,297,862      9.5
65.1 - 70.0                                       43       484,958,694     22.3
70.1 - 75.0                                       51       353,039,789     16.3
75.1 - 80.0                                       45       623,086,149     28.7
80.1 - 82.8                                        1         6,620,000      0.3
--------------------------------------------------------------------------------
TOTAL:                                           215     2,170,735,542    100.0
================================================================================

Min: 21.7   Max: 82.8   Wtd Avg: 67.0

LOAN-TO-VALUE RATIO AT MATURITY OR ARD (%)

                                               NO. OF      AGGREGATE       % OF
                                              MORTGAGE    CUT-OFF DATE     LOAN
                                                LOANS     BALANCE ($)    GROUP 1
--------------------------------------------------------------------------------
1.0 - 25.0                                         5        16,537,423      0.8
25.1 - 30.0                                        3        81,711,445      3.8
30.1 - 35.0                                        2         3,796,699      0.2
35.1 - 40.0                                        7       130,427,884      6.0
40.1 - 45.0                                        5        35,341,393      1.6
45.1 - 50.0                                       18        83,775,911      3.9
50.1 - 55.0                                       21       214,472,719      9.9
55.1 - 60.0                                       44       432,753,458     19.9
60.1 - 65.0                                       47       409,995,060     18.9
65.1 - 70.0                                       38       261,066,550     12.0
70.1 - 75.0                                       20       234,787,000     10.8
75.1 - 79.4                                        5       266,070,000     12.3
--------------------------------------------------------------------------------
TOTAL:                                           215     2,170,735,542    100.0
================================================================================

Min: 1.0   Max: 79.4   Wtd Avg: 60.3

DEBT SERVICE COVERAGE RATIOS (X)

                                               NO. OF      AGGREGATE       % OF
                                              MORTGAGE    CUT-OFF DATE     LOAN
                                                LOANS     BALANCE ($)    GROUP 1
--------------------------------------------------------------------------------
1.09 - 1.20                                       18       130,971,229      6.0
1.21 - 1.30                                       39       339,216,365     15.6
1.31 - 1.40                                       32       370,116,056     17.1
1.41 - 1.50                                       56       532,381,223     24.5
1.51 - 1.60                                       21       157,133,569      7.2
1.61 - 1.70                                       19       125,880,053      5.8
1.71 - 1.80                                        3        33,242,537      1.5
1.81 - 1.90                                        6       153,987,932      7.1
1.91 - 2.00                                        5        98,790,496      4.6
2.01 - 2.10                                        6        94,210,000      4.3
2.11 - 2.20                                        1         6,650,000      0.3
2.21 - 2.30                                        6       122,516,105      5.6
2.31 - 2.40                                        1         2,300,000      0.1
2.41 - 3.18                                        2         3,339,978      0.2
--------------------------------------------------------------------------------
TOTAL:                                           215     2,170,735,542    100.0
================================================================================

Min: 1.09   Max: 3.18   Wtd Avg: 1.54

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the
Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and
Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the "Total" due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled subordinate loans are calculated in a manner that reflects only the indebtedness evidenced by that pooled mortgage loan, without regard to the indebtedness evidenced by those non-pooled subordinate loans (even if such subordinate loan may potentially become pari passu in right of payment with the pooled mortgage loan at a future date). Additionally, loan-to-value ratios and debt service coverage ratios are calculated for pooled mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

                                        8

                          $2,196,646,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR14
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR14

III. COLLATERAL CHARACTERISTICS - LOAN GROUP 2

CUT-OFF DATE BALANCE ($)

                                                NO. OF      AGGREGATE      % OF
                                               MORTGAGE   CUT-OFF DATE     LOAN
                                                 LOANS     BALANCE ($)   GROUP 2
--------------------------------------------------------------------------------
1,029,036 - 2,000,000                              4         5,923,680      2.0
2,000,001 - 3,000,000                              2         5,258,818      1.8
3,000,001 - 5,000,000                              8        30,914,569     10.4
5,000,001 - 7,000,000                              5        28,725,000      9.7
7,000,001 - 9,000,000                              3        25,650,000      8.6
9,000,001 - 11,000,000                             6        61,185,000     20.6
11,000,001 - 13,000,000                            1        12,400,000      4.2
15,000,001 - 18,000,000                            1        16,500,000      5.5
18,000,001 - 21,000,000                            3        57,800,000     19.4
21,000,001 - 28,000,000                            2        53,050,000     17.8
--------------------------------------------------------------------------------
TOTAL:                                            35       297,407,067    100.0
================================================================================

Min: 1,029,036   Max: 28,000,000   Average: 8,497,345

STATE

                                               NO. OF      AGGREGATE       % OF
                                              MORTGAGED   CUT-OFF DATE     LOAN
                                             PROPERTIES    BALANCE ($)   GROUP 2
--------------------------------------------------------------------------------
Illinois                                          3         52,000,000     17.5
Texas                                             4         33,492,080     11.3
Washington                                        4         30,050,000     10.1
Georgia                                           1         25,050,000      8.4
California                                        2         21,300,000      7.2
     Northern California                          2         21,300,000      7.2
Tennessee                                         1         19,400,000      6.5
Kansas                                            1         16,500,000      5.5
Indiana                                           2         13,997,775      4.7
New York                                          3         13,098,110      4.4
North Carolina                                    1         10,500,000      3.5
Other                                            15         62,019,102     20.9
--------------------------------------------------------------------------------
TOTAL:                                           37        297,407,067    100.0
================================================================================

PROPERTY TYPE

                                              NO. OF      AGGREGATE        % OF
                                             MORTGAGED   CUT-OFF DATE      LOAN
                                            PROPERTIES    BALANCE ($)    GROUP 2
--------------------------------------------------------------------------------
Multifamily                                     35        249,407,067      83.9
Manufactured Housing Community                   1         28,000,000       9.4
Mixed Use                                        1         20,000,000       6.7
--------------------------------------------------------------------------------
TOTAL:                                          37        297,407,067     100.0
================================================================================

MORTGAGE RATE (%)

                                                NO. OF      AGGREGATE      % OF
                                               MORTGAGE   CUT-OFF DATE     LOAN
                                                 LOANS     BALANCE ($)   GROUP 2
--------------------------------------------------------------------------------
5.3450 - 5.5000                                    2       16,640,000       5.6
5.5001 - 5.7500                                    3       40,920,000      13.8
5.7501 - 6.0000                                    9       74,907,829      25.2
6.0001 - 6.2500                                   17      123,512,093      41.5
6.2501 - 6.3700                                    4       41,427,145      13.9
--------------------------------------------------------------------------------
TOTAL:                                            35      297,407,067     100.0
================================================================================

Min: 5.3450   Max: 6.3700   Wtd Avg: 5.9965

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS)

                                                NO. OF      AGGREGATE      % OF
                                               MORTGAGE   CUT-OFF DATE     LOAN
                                                 LOANS     BALANCE ($)   GROUP 2
--------------------------------------------------------------------------------
60                                                4         31,992,080     10.8
85 - 120                                         27        231,504,987     77.8
121 - 180                                         4         33,910,000     11.4
--------------------------------------------------------------------------------
TOTAL:                                           35        297,407,067    100.0
================================================================================

Min: 60   Max: 180   Wtd Avg:  119

REMAINING TERM TO STATED MATURITY OR ARD (MOS)

                                                 NO. OF     AGGREGATE      % OF
                                               MORTGAGE   CUT-OFF DATE     LOAN
                                                 LOANS     BALANCE ($)   GROUP 2
--------------------------------------------------------------------------------
58 - 60                                            4        31,992,080     10.8
85 - 120                                          27       231,504,987     77.8
121 - 163                                          4        33,910,000     11.4
--------------------------------------------------------------------------------
TOTAL:                                            35       297,407,067    100.0
--------------------------------------------------------------------------------

Min: 58   Max: 163   Wtd Avg: 116

ORIGINAL AMORTIZATION TERM (MOS)

                                                 NO. OF     AGGREGATE      % OF
                                               MORTGAGE   CUT-OFF DATE     LOAN
                                                 LOANS     BALANCE ($)   GROUP 2
--------------------------------------------------------------------------------
Interest Only                                      5        73,100,000     24.6
300                                                1         1,597,775      0.5
301 - 360                                         29       222,709,291     74.9
--------------------------------------------------------------------------------
TOTAL:                                            35       297,407,067    100.0
================================================================================

Non Zero Min: 300   Max: 360   Non Zero Wtd Avg: 360

REMAINING AMORTIZATION TERM (MOS)

                                                NO. OF      AGGREGATE      % OF
                                               MORTGAGE   CUT-OFF DATE     LOAN
                                                 LOANS     BALANCE ($)   GROUP 2
--------------------------------------------------------------------------------
Interest Only                                      5        73,100,000     24.6
299 - 300                                          1         1,597,775      0.5
301 - 360                                         29       222,709,291     74.9
--------------------------------------------------------------------------------
TOTAL:                                            35       297,407,067    100.0
================================================================================

Non Zero Min: 299   Max: 360   Non Zero Wtd Avg: 359

DEBT SERVICE COVERAGE RATIO POST IO PERIOD (X)

--------------------------------------------------------------------------------
                                                 NO. OF     AGGREGATE      % OF
                                               MORTGAGE   CUT-OFF DATE     LOAN
                                                 LOANS     BALANCE ($)   GROUP 2
--------------------------------------------------------------------------------
1.04 - 1.20                                      14        156,220,000     52.5
1.21 - 1.30                                      12         62,848,966     21.1
1.31 - 1.40                                       5         41,188,100     13.8
1.41 - 1.50                                       1          4,000,000      1.3
1.51 - 1.60                                       1         20,000,000      6.7
1.71 - 2.99                                       2         13,150,000      4.4
--------------------------------------------------------------------------------
TOTAL:                                           35        297,407,067    100.0
================================================================================

Min: 1.04   Max: 2.99   Wtd Avg: 1.27

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                                 NO. OF     AGGREGATE      % OF
                                               MORTGAGE   CUT-OFF DATE     LOAN
                                                  LOANS    BALANCE ($)   GROUP 2
--------------------------------------------------------------------------------
37.2 - 45.0                                        1         3,125,000      1.1
50.1 - 55.0                                        2        31,000,000     10.4
55.1 - 60.0                                        2         9,050,000      3.0
60.1 - 65.0                                        6        30,188,435     10.2
65.1 - 70.0                                        3        29,275,000      9.8
70.1 - 75.0                                        5        54,598,759     18.4
75.1 - 84.5                                       16       140,169,872     47.1
--------------------------------------------------------------------------------
TOTAL:                                            35       297,407,067    100.0
================================================================================

Min: 37.2   Max: 84.5   Wtd Avg: 71.3

LOAN-TO-VALUE RATIO AT MATURITY OR ARD (%)

                                                NO. OF      AGGREGATE      % OF
                                               MORTGAGE   CUT-OFF DATE     LOAN
                                                 LOANS     BALANCE ($)   GROUP 2
--------------------------------------------------------------------------------
37.2 - 40.0                                        1         3,125,000      1.1
45.1 - 50.0                                        1        20,000,000      6.7
50.1 - 55.0                                        6        28,838,435      9.7
55.1 - 60.0                                        4        22,997,775      7.7
60.1 - 65.0                                        3        20,548,759      6.9
65.1 - 70.0                                       10        68,120,017     22.9
70.1 - 80.0                                       10       133,777,080     45.0
--------------------------------------------------------------------------------
TOTAL:                                            35       297,407,067    100.0
================================================================================

Min: 37.2   Max: 80.0   Wtd Avg: 66.0

DEBT SERVICE COVERAGE RATIOS (X)

                                                 NO. OF     AGGREGATE      % OF
                                               MORTGAGE   CUT-OFF DATE     LOAN
                                                 LOANS     BALANCE ($)   GROUP 2
--------------------------------------------------------------------------------
1.09 - 1.20                                        1        25,050,000      8.4
1.21 - 1.30                                        9        56,623,966     19.0
1.31 - 1.40                                        9        86,048,100     28.9
1.41 - 1.50                                        9        63,685,000     21.4
1.51 - 1.60                                        3        29,450,000      9.9
1.61 - 1.70                                        1        19,400,000      6.5
1.71 - 2.99                                        3        17,150,000      5.8
-------------------------------------------------------------------------------
TOTAL:                                            35       297,407,067    100.0
================================================================================

Min: 1.09   Max: 2.99   Wtd Avg: 1.40

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the
Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Original and
Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the "Total" due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled subordinate loans are calculated in a manner that reflects only the indebtedness evidenced by that pooled mortgage loan, without regard to the indebtedness evidenced by those non-pooled subordinate loans (even if such subordinate loan may potentially become pari passu in right of payment with the pooled mortgage loan at a future date). Additionally, loan-to-value ratios and debt service coverage ratios are calculated for pooled mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

                                       9

                          $2,196,646,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR14
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR14

IV.  LARGE LOAN DESCRIPTION

                                TEN LARGEST LOANS

MORTGAGE                                         MORTGAGE                                 PROPERTY     CUT-OFF DATE    % OF
LOAN NO.              PROPERTY NAME             LOAN SELLER        CITY        STATE        TYPE          BALANCE      POOL
---------------------------------------------------------------------------------------------------------------------------

    1      South Bay Galleria                       PMCF      Redondo Beach      CA      Retail        $100,000,000    4.1%
    2      One Newark Center                         WFB      Newark             NJ      Office        $ 96,700,000    3.9%
    3      Life Time Fitness Portfolio               WFB      Various         Various    Retail        $ 80,000,000    3.2%
    4      750 Lexington Avenue (1)                PCF II     New York           NY      Office        $ 75,000,000    3.0%
    5      Tysons Office and Data Center            PMCF      McLean             VA      Office        $ 67,000,000    2.7%
    6      Sycamore Center (2)                      BSCMI     Cincinnati         OH      Retail        $ 66,000,000    2.7%
    7      Philips at Sunrise Shopping Center      PCF II     Massapequa         NY      Retail        $ 65,000,000    2.6%
    8      Grand Bohemian Hotel (3)                 BSCMI     Orlando            FL      Hospitality   $ 55,000,000    2.2%
    9      1657 Broadway                            PMCF      New York           NY      Office        $ 53,000,000    2.1%
   10      Fountain Square                         PCF II     Brookfield         WI      Retail        $ 39,250,000    1.6%
---------------------------------------------------------------------------------------------------------------------------
           TOTAL/WEIGHTED AVERAGES                                                                     $696,950,000   28.2%
===========================================================================================================================

           ROOMS /    LOAN PER             U/W     CUT-OFF   BALLOON /
MORTGAGE    SF /     ROOM / SF     U/W    DSCR      DATE        ARD
LOAN NO.    UNITS     / UNIT      DSCR   POST IO     LTV        LTV
----------------------------------------------------------------------

    1      388,400    $ 257.47   1.82x      NAP      45.2%     38.2%
    2      418,026    $ 231.33   1.49x      NAP      79.3%     79.3%
    3      974,431    $  82.10   1.41x      NAP      67.3%     51.9%
    4      355,227    $ 211.13   2.28x     1.86x     32.6%     28.6%
    5      308,813    $ 216.96   1.34x      NAP      59.3%     59.3%
    6      384,239    $ 171.77   1.38x     1.16x     80.0%     74.8%
    7      414,082    $ 156.97   1.27x      NAP      79.3%     79.3%
    8          250    $220,000   1.95x     1.63x     66.3%     58.6%
    9      95,086     $ 557.39   1.28x      NAP      75.1%     75.1%
   10      165,872    $ 236.63   1.20x      NAP      79.4%     79.4%
----------------------------------------------------------------------
                                 1.57x     1.48x     64.8%     60.5%
======================================================================

(1)  The loan is interest only for the initial 24 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term.

(2)  The loan is interest only for the initial 60 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term.

(3)  The loan is interest only for the initial 24 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term.

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the
Cut-off Date. The sum of numbers and percentages in columns may not match the
"Total" due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan that has one or more related non-pooled subordinate loans are calculated in a manner that reflects only the indebtedness evidenced by that pooled mortgage loan, without regard to the indebtedness evidenced by those non-pooled subordinate loans (even if such subordinate loan may potentially become pari passu in right of payment with the pooled mortgage loan at a future date). Additionally, loan-to-value ratios and debt service coverage ratios are calculated for pooled mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

                                       10

                          $2,196,646,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR14
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR14

V.   COLLATERAL DESCRIPTION

                           LOAN GROUP 1 - 5 YEAR LOANS

           MORTGAGE                                                                                            SF /
MORTGAGE     LOAN                                                      PROPERTY   CUT-OFF DATE   % OF TOTAL   UNITS /
LOAN NO.    SELLER          PROPERTY NAME           CITY      STATE      TYPE        BALANCE        POOL       ROOMS
---------------------------------------------------------------------------------------------------------------------

   2          WFB     One Newark Center          Newark         NJ    Office      $ 96,700,000      3.9%      418,026
   5         PMCF     Tysons Office and Data
                         Center                  McLean         VA    Office      $ 67,000,000      2.7%      308,813
  131         WFB     Niagara Water Industrial   Stockton       CA    Industrial  $  5,794,454      0.2%      162,500
  186        BSCMI    Walgreens Tampa            Tampa          FL    Retail      $  3,156,000      0.1%       14,820
  191        BSCMI    Lauderhill Center          Lauderhill     FL    Retail      $  3,000,000      0.1%       19,493
---------------------------------------------------------------------------------------------------------------------
                      TOTAL/WEIGHTED AVERAGES                                     $175,650,454      7.1%
=====================================================================================================================

           LOAN PER
             SF /              DSCR    CUT-OFF   BALLOON/   REM.     REM.
MORTGAGE    UNIT /           POST IO     DATE       ARD      IO     TERM TO
LOAN NO.     ROOM     DSCR    PERIOD     LTV        LTV     TERM   MATURITY
----------------------------------------------------------------------------

   2        $231.33   1.49x     NAP     79.3%      79.3%     60       60
   5        $216.96   1.34x     NAP     59.3%      59.3%     59       59
  131       $ 35.66   1.17x     NAP     63.7%      59.9%     NAP      59
  186       $212.96   1.16x     NAP     69.5%      63.0%     NAP      60
  191       $153.90   1.38x    1.16x    75.0%      72.3%     24       60
------------------------------------------------------------------------
                      1.41x    1.41x    70.9%      70.6%              60
========================================================================

                           LOAN GROUP 1 - 7 YEAR LOANS

           MORTGAGE                                                                                              SF /
MORTGAGE     LOAN                                                      PROPERTY    CUT-OFF DATE   % OF TOTAL   UNITS /
LOAN NO.    SELLER    PROPERTY NAME              CITY         STATE      TYPE         BALANCE        POOL       ROOMS
----------------------------------------------------------------------------------------------------------------------

    9       PMCF      1657 Broadway              New York       NY    Office        $53,000,000      2.1%       95,086
  109        WFB      A-American Pico            Los Angeles    CA    Self Storage  $ 6,989,837      0.3%       50,753
  148        WFB      A-American Lancaster       Lancaster      CA    Self Storage  $ 4,843,365      0.2%       82,060
  203        WFB      A-American Peoria          Peoria         IL    Self Storage  $ 2,693,078      0.1%       91,900
  223        WFB      A-American East Peoria     East Peoria    IL    Self Storage  $ 2,054,718      0.1%       71,972
  234        WFB      A-American Forest Hills    Loves Park     IL    Self Storage  $ 1,655,744      0.1%       57,483
----------------------------------------------------------------------------------------------------------------------
                      TOTAL/WEIGHTED AVERAGES                                       $71,236,742      2.9%
======================================================================================================================

           LOAN PER
              SF /            DSCR     CUT-OFF   BALLOON/   REM.     REM.
MORTGAGE     UNIT /          POST IO     DATE       ARD      IO     TERM TO
LOAN NO.     ROOM     DSCR    PERIOD     LTV        LTV     TERM   MATURITY
---------------------------------------------------------------------------

    9       $557.39   1.28x    NAP       75.1%      75.1%     82       82
  109       $137.72   1.27x    NAP       67.5%      58.0%     NAP      83
  148       $ 59.02   1.25x    NAP       65.4%      56.6%     NAP      83
  203       $ 29.30   1.26x    NAP       74.8%      64.9%     NAP      82
  223       $ 28.55   1.25x    NAP       68.5%      59.4%     NAP      82
  234       $ 28.80   1.25x    NAP       69.0%      59.9%     NAP      82
---------------------------------------------------------------------------
                      1.27x    NAP       73.4%      71.0%              82
===========================================================================

                                       11

                          $2,196,646,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR14
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-PWR14

VI.  SUMMARY OF PARI PASSU SPLIT LOAN STRUCTURES (1)

PROPERTY NAME     RELATED NOTES IN LOAN    WHETHER NOTE IS HELD   HOLDER OF NOTE
                GROUP (ORIGINAL BALANCE)   BY SERIES 2006-PWR14
                                                TRUST FUND
--------------------------------------------------------------------------------

The Tower       SENIOR A NOTE

                       $9,000,000                   Yes           BSCMSI Series
                                                                    2006-PWR14
                Subordinate B Note(5)

                       $3,250,000                    No               N/A(6)

PROPERTY NAME      WHETHER NOTE IS LEAD     CURRENT MASTER SERVICER      CURRENT SPECIAL
                 SERVICER FOR THE ENTIRE   FOR SECURITIZED NOTE (3)        SERVICER FOR
                      LOAN GROUP (2)                                   SECURITIZED NOTE(4)
------------------------------------------------------------------------------------------

The Tower

                           Yes                 Prudential Asset       ARCap Servicing, Inc.
                                                Resources, Inc.

                            No                      N/A(6)                   N/A(6)

(1)  This table only includes those loans with pari passu loan structures or loans that may become pari passu in the future.

(2)  Indicates whether the pooling and servicing agreement for the trust that holds the relevant note or tranche is also the pooling and servicing agreement under which the entire loan group is principally serviced and administered.

(3)  Indicates the identity of the master servicer for the holder of the relevant note, whether or not the same entity is the master servicer under the pooling and servicing agreement under which the entire loan group is principally serviced and administered.

(4)  Indicates the identity of the special servicer for the holder of the relevant note, whether or not the same entity is the special servicer under the pooling and servicing agreement under which the entire loan group is principally serviced and administered.

(5)  The Tower non-pooled mortgage loan initially will be subordinate in right of payment but may become pari passu in right of payment under certain circumstances as described in "Description of the Mortgage Pool--Certain
     Characteristics of the Mortgage Pool--Subordinate and/or Other
     Financing--Split Loan Structures--The Tower Loan Group" of the Free Writing
     Prospectus.

(6)  Not yet securitized.

                                       12

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                       13

                    MORTGAGE LOAN NO. 1 -- SOUTH BAY GALLERIA

                    [4 PHOTOS OF SOUTH BAY GALLERIA OMITTED]

                                       14

                    MORTGAGE LOAN NO. 1 -- SOUTH BAY GALLERIA

                       [MAP OF SOUTH BAY GALLERIA OMITTED]

                                       15

                    MORTGAGE LOAN NO. 1 -- SOUTH BAY GALLERIA

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                 PMCF
LOAN PURPOSE:                         Refinance
ORIGINAL BALANCE: (1)                 $100,000,000
CUT-OFF DATE BALANCE: (1)             $100,000,000
FIRST PAYMENT DATE:                   01/05/2007
INTEREST RATE:                        5.62500%
AMORTIZATION TERM:                    360 months
ARD:                                  No
ANTICIPATED REPAYMENT DATE:           NAP
MATURITY DATE:                        10/05/2016
EXPECTED MATURITY BALANCE:            $84,394,230
SPONSOR:                              Forest City Enterprises, Inc.
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION: (2)                  25-payment lockout from the first payment
                                      date, with the greater of 1% or yield
                                      maintenance for the following 90 payments,
                                      and open to prepayment without premium
                                      thereafter through the maturity date.
CUT-OFF DATE BALANCE PER SF: (1)(7)   $257.47
UP-FRONT RESERVES: (3)                None
ONGOING RESERVES:                     RE Taxes: (4)    Springing
                                      Insurance: (4)   Springing
                                      Other: (5)       Springing
LOCKBOX:                              Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P): (6)        A+ / AAA
SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Retail
PROPERTY SUB-TYPE:                    Anchored
LOCATION:                             Redondo Beach, CA
YEAR BUILT/RENOVATED:                 1985, 1997 / 2003
PERCENT LEASED (AS OF): (7)           99.6% (10/01/2006)
NET RENTABLE AREA: (7)                388,400
THE COLLATERAL:                       A regional shopping center located in
                                      Redondo Beach, California.
OWNERSHIP INTEREST:                   Fee
PROPERTY MANAGEMENT:                  Forest City Commercial Management, Inc.
3RD RECENT NOI (AS OF): (7)           $12,651,892  (TTM 12/31/2004)
2ND RECENT NOI (AS OF): (7)           $13,381,923  (TTM 12/31/2005)
MOST RECENT NOI (AS OF): (7)          $13,759,651  (TTM 08/31/2006)
U/W NET OP. INCOME: (7)               $13,480,431
U/W NET CASH FLOW: (7)                $12,540,821
U/W OCCUPANCY: (7)                    95.0%
APPRAISED VALUE (AS OF): (7)          $221,000,000 (09/25/2006)
CUT-OFF DATE LTV RATIO: (1)(7)(8)     45.2%
LTV RATIO AT MATURITY: (1)(7)(8)      38.2%
U/W DSCR: (1)(7)(9)                   1.82x
U/W DSCR POST IO:                     NAP
--------------------------------------------------------------------------------

(1)  The subject $100,000,000 loan represents the A-Note portion of a
     $130,000,000 total first mortgage debt. All Loan per SF, LTV, and DSCR numbers in the table are based on the A-Note.

(2)  Prior to January 5, 2012, the yield maintenance charge is calculated on the basis of a formula using a present value discount rate of a U.S. Treasury
     Yield. For the period from January 5, 2012 through and including July 5,
     2016, the yield maintenance charge is calculated on the basis of a formula using a present value discount rate of a U.S. Treasury Yield plus 0.50%.

(3)  In lieu of an up-front deposit for immediate repairs, the borrower is required to complete the repairs set forth in the engineering report in the ordinary course of the borrower's maintenance of the property.

(4)  RE Taxes and Insurance reserves will spring in the event the debt service coverage ratio falls below 1.20x; provided that at such time as the debt service coverage ratio equals or exceeds 1.30x for a period of six consecutive calendar months, the borrower will no longer be required to make such monthly deposits until such time, if ever, as the debt service coverage ratio again falls below 1.20x. Provided (i) no event of default under the loan is continuing, and (ii) the debt service coverage ratio equals or exceeds 1.30x for a period of six consecutive months, the funds in the reserves, if any, will be released to the borrower.

(5)  In the event that the debt service coverage ratio falls below 1.20x, the borrower must deposit on each monthly payment date (i) an amount equal to the license fees that will be payable under the License Agreement dated
     June 20, 2005 between Southern California Edison Company, as Licensor, and
     South Bay Center, LLC (as predecessor-in-interest to the borrower), as
     Licensee (the "License Fee Reserve"), and (ii) an amount equal to the ground subrent that will be payable under the Sublease of Parking
     Facilities dated November 21, 1984 between Redondo Beach Redevelopment
     Agency and South Bay Associates (as predecessor-in-interest to the borrower) (the "Ground Subrent Reserve"); provided that at such time as the debt service coverage ratio equals or exceeds 1.30x for a period of six consecutive calendar months, the borrower will no longer be required to make such monthly deposits until such time, if ever, as the debt service coverage ratio again falls below 1.20x. Provided (i) no event of default under the loan is continuing, and (ii) the debt service coverage ratio equals or exceeds 1.30x for a period of six consecutive months, the funds in the reserves, if any, will be released to the borrower.

(6)  Fitch, Inc. and Standard and Poor's Ratings Services have confirmed that the South Bay Galleria Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated
     "A+" / "AAA", respectively.

(7)  Additional collateral consisting of 9.52 acres of land improved with a retail strip center of 60,424 square feet was not relied upon economically in lender's underwriting nor was it included in the net rentable area, loan-to-value ratio or debt service coverage ratio calculations, or the appraiser's market value conclusions, because the borrower may redevelop this portion of the property (see "The Property" below).

(8)  The Cut-off Date LTV Ratio and LTV Ratio at Maturity of the $130,000,000
     total first mortgage debt (without regard to potential future advances and/or supplemental financing under the B-Note) are 58.8% and 49.9%, respectively.

(9)  The DSCR is based solely on the A-Note portion. The DSCR based on the
     $130,000,000 total first mortgage debt (without regard to potential future advances and/or supplemental financing under the B-Note) is 1.37x.

THE SOUTH BAY GALLERIA LOAN.

     THE LOAN. The largest loan (the "South Bay Galleria Loan") is a
$100,000,000 A-Note portion of a $130,000,000 first mortgage loan secured by the borrower's fee interest in a super regional shopping center known as South Bay
Galleria located in Redondo Beach, California (the "South Bay Galleria
Property"). The subordinate portion of the total first mortgage loan is evidenced by a subordinate B-Note in the original principal amount of
$30,000,000 (the "B-Note").

     THE BORROWER. The borrowers, South Bay Center SPE, LLC and South Bay
Associates SPE, LLC (collectively, the "South Bay Galleria Borrower"), are each single purpose entities that own no material assets other than the South Bay
Galleria Property

                                       16

and related interests. Each borrower is a single-member Delaware limited liability company whose sole member is a single member California limited liability company and California limited partnership, respectively, that is structured with two independent directors. A non-consolidation opinion was delivered at origination. The sponsor of the South Bay Galleria Loan is Forest
City Enterprises, Inc., a publicly traded real estate operating company, which engages in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. Forest City
Enterprises, Inc. owned interests in 83 completed projects, including 42 retail properties, 34 office properties and seven hotels as of January 31, 2006. As of
July 31, 2006, Forest City Enterprises, Inc. and its subsidiaries reported total assets of approximately $8 billion and a net worth of approximately $946 million.

     THE PROPERTY. The South Bay Galleria Property consists of (a) 388,400 square feet of in-line retail space within a three-story enclosed mall and theater space within a one-story building (the theater space has a mezzanine level), plus a parking structure and the land ground leased by two retail anchors, located on 24.68 acres (the "Primary Collateral"), and (b) a
60,424-square foot strip center and a ground lease to Bank of America on 9.52 acres located to the south of the Primary Collateral (the "Additional
Collateral").

     The Primary Collateral is part of a larger South Bay Galleria shopping center of approximately 960,000 square feet (the "Center") anchored by
Robinsons-May (renamed Macy's), Nordstrom, Mervyn's, and a 16-screen AMC
Theatre. Both Macy's and Nordstrom, which lease the ground from the South Bay
Galleria Borrower, own their own improvements until ground lease expiration. The
South Bay Galleria Borrower's fee interest in the ground is part of the Primary
Collateral for the South Bay Galleria Loan. Mervyn's owns its own site and improvements. There is also a 23,068-square foot Galleria Transit Terminal that is owned by the City of Redondo Beach and a 2,150-space six-level parking structure that is owned by South Bay Center SPE, LLC. Additional surface parking is provided at the South Bay Galleria Property. The improvements occupied by the three retail anchors and the Galleria Transit Terminal are not included in the
Primary Collateral, but the owners of those improvements contribute to CAM reimbursements.

     As of October 1, 2006, the Primary Collateral was 99.6% leased by 140 tenants, while the Center, including non-collateral space, was 99.8% leased. The national and regional tenants at the Primary Collateral include Ann Taylor,
Abercrombie & Fitch, Banana Republic, Pacific Sunwear, The Gap, Hot Topic and
Zales Jewelers. Historical in-line mall space sales (excluding AMC) at the
Primary Collateral have been as follows: $395/SF in 2002, $399/SF in 2003,
$437/SF in 2004, $477/SF in 2005, and $489/SF for the trailing-12 month period ended July 31, 2006. AMC sales were reported at approximately $708,000 per screen for the trailing-12 month period ended July 31, 2006. The Additional
Collateral was 78.9% occupied, generating an average contract rent of $17.18/SF as of October 1, 2006. The Additional Collateral is not being retenanted as
South Bay Associates SPE, LLC may redevelop the site. No economic consideration was given to the Additional Collateral in lender's underwriting nor was it included in the net rentable area, loan-to-value ratio or debt service coverage ratio calculations, or the appraiser's market value conclusions.

     More specific information about the anchor tenants at the Center is set forth in the tables below:

                                                             CREDIT RATING OF
                                                            PARENT COMPANY (1)
ANCHOR                 PARENT COMPANY                      (FITCH/MOODY'S/S&P)     GLA     COLLATERAL INTEREST (2)
------------------------------------------------------------------------------------------------------------------

Robinsons-May/Macy's   Federated Department Stores, Inc.      BBB+/Baa1/BBB      334,896           Yes (3)
Nordstrom              Nordstrom, Inc.                          A-/Baa1/A        148,778           Yes (3)
Mervyn's               Mervyn's, LLC                             --/--/--         84,000              No
AMC Theatre            AMC Entertainment, Inc.                    B/--/B          64,010             Yes
------------------------------------------------------------------------------------------------------------------
TOTAL                                                                            631,684
==================================================================================================================

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)  Each of the anchor tenants contributes towards the operating and maintenance of the common area maintenance.

(3)  Both Macy's and Nordstrom own their own improvements but lease the ground from the South Bay Galleria Borrower.

                                       17

     The following table presents certain information relating to the major tenants at the South Bay Galleria Property:

                                                                                      % OF TOTAL     ANNUALIZED
                              CREDIT RATING                            ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                 (FITCH/         TENANT               UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                  MOODY'S/S&P) (1)      NRA    % OF NRA   BASE RENT ($)     BASE RENT     ($ PER NRA)   EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------

AMC Theatre                       B/--/B         64,010      16%      $ 1,481,832         12%          $23.15      10/31/2017
Express                         --/Baa2/BBB       9,762       3%      $   234,288          2%          $24.00      01/31/2008
Victoria's Secret               --/Baa2/BBB       7,952       2%      $   270,368          2%          $34.00      01/31/2015
The Limited                     --/Baa2/BBB       7,587       2%      $   197,262          2%          $26.00      01/31/2009
Anchor Blue                      --/--/--         7,407       2%      $   125,919          1%          $17.00      01/31/2011
California Pizza Kitchen         --/--/--         7,215       2%      $   238,095          2%          $33.00      05/31/2010
Tilly's                          --/--/--         7,165       2%      $   139,360          1%          $19.45      01/31/2013
Abercrombie & Fitch              --/--/--         7,000       2%      $   154,000          1%          $22.00      01/31/2013
Red Robin Burger & Spirits       --/--/--         6,778       2%      $   233,841          2%          $34.50      08/31/2015
The Gap                       BBB-/Baa3/BBB-      6,774       2%      $   176,124          1%          $26.00      01/31/2007
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          131,650      34%      $ 3,251,089         26%          $24.69
-----------------------------------------------------------------------------------------------------------------------------
Other Tenants                     Various       255,044      66%      $ 9,109,129         74%          $35.72        Various
Vacant Space                        NAP           1,706       0%      $         0          0%          $ 0.00          NAP
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          388,400     100%      $12,360,218        100%          $31.82
=============================================================================================================================

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

                           LEASE ROLLOVER SCHEDULE (1)

                # OF LEASES                       % OF TOTAL SF   CUMULATIVE TOTAL   CUMULATIVE % OF    AVG. BASE RENT
    YEAR          EXPIRING    TOTAL SF EXPIRING      EXPIRING        SF EXPIRING       SF EXPIRING     PER SF EXPIRING
----------------------------------------------------------------------------------------------------------------------

   Vacant            --              1,706               0%              1,706               0%                 --
   MTM(2)             7             13,874               4%             15,580               4%             $30.77
    2006              1              1,238               0%             16,818               4%             $33.00
    2007             17             29,404               8%             46,222              12%             $40.28
    2008             16             47,570              12%             93,792              24%             $25.06
    2009             17             36,186               9%            129,978              33%             $30.64
   2010(3)           16             47,671              12%            177,649              46%             $30.71
    2011             14             32,599               8%            210,248              54%             $33.67
    2012              8             13,740               4%            223,988              58%             $36.70
    2013              9             26,219               7%            250,207              64%             $29.31
    2014              4              6,403               2%            256,610              66%             $37.45
   2015(3)           12             28,855               7%            285,465              73%             $44.26
    2016             12             19,794               5%            305,259              79%             $44.45
Thereafter(3)         7             83,141              21%            388,400             100%             $26.17

(1)  The information in the table is based on the actual rent roll dated October
     1, 2006 and leases in place.

(2)  MTM tenants are classified as tenants whose leases expired prior to 2006, but the tenants were still in occupancy and paying rent to the borrower as of the occupancy date.

(3)  Includes one or more ground lease tenants and an antenna tower tenant for which a square footage of zero was assigned. Avg. Base Rent per SF Expiring includes the rental revenue generated by the ground lease and antenna tenants, but excludes the square footage of those tenants. The ground leased space totals 483,674 square feet.

     PROPERTY MANAGEMENT. The South Bay Galleria Property is managed by Forest
City Commercial Management, Inc., an affiliate of the South Bay Galleria
Borrower.

     ADDITIONAL INDEBTEDNESS. The South Bay Galleria Property also secures a subordinate B-Note, with an original principal balance of $30,000,000. Only the
A-Note is included in the trust. The combined aggregate original principal balance of the A-Note and B-Note was $130,000,000. The B-Note has a 10-year term with a 30 year amortization schedule and 6.3941325% interest rate. The holder of the B-Note will have various consent rights with respect to material servicing decisions, a right to appoint or replace the special servicer, a right to cure defaults and an option to purchase the A-Note under certain circumstances. For more information with respect to these rights, see "Description of the Mortgage
Pool-Subordinate and/or Other Financing-Split Loan Structures-The South Bay
Galleria Loan Group" in the Prospectus Supplement. The B-Note is currently held by The Prudential Insurance Company of America.

     Provided that no event of default under the South Bay Galleria Loan has occurred and is continuing, the South Bay Galleria Borrower has the right, at any time prior to the third anniversary of origination, to request the B-Note holder to increase the B-Note loan portion to provide an additional loan (the
"Construction Loan") of up to $125,000,000 (such that the total B-Note does not exceed $155,000,000) in connection with the construction of the proposed additional improvements on the Primary Collateral and/or the Additional
Collateral. If the B-Note holder elects to make the Construction Loan, the
Construction Loan will be secured by the South Bay Galleria Property, and subject to the terms and conditions set forth in the mortgage loan documents, including, among others: (a) a combined (meaning the $130,000,000 total first mortgage debt and the Construction Loan) minimum debt

                                       18

service coverage ratio of 1.30x based on the sum of the net operating income from the Primary Collateral and the pro forma net operating income from the
Additional Collateral after completion of the proposed additional improvements;
(b) a combined (meaning the $130,000,000 total first mortgage debt and the
Construction Loan) maximum LTV of 75% based on the combined value of the Primary
Collateral and the as-completed value (assuming completion of the additional improvements) of the Additional Collateral; (c) a maximum LTV on the A-Note of
40% based on the combined value of the Primary Collateral and the as-completed value of the Additional Collateral; and (d) confirmation from each of the Rating
Agencies then rating the series 2006-PWR14 certificates that the incurrence of such debt and the proposed additional improvements will not result in the qualification, downgrade or withdrawal of any of the ratings on the series
2006-PWR14 certificates. In no event will the improvements to be constructed with the proceeds of the Construction Loan be completed more than six years following origination. In addition, the sponsor will be required to enter into an unconditional completion guaranty in favor of the lender.

     Provided that (i) no event of default under the South Bay Galleria Loan has occurred and is continuing, (ii) the B-Note holder has made the Construction
Loan, the proceeds thereof are fully disbursed and the additional improvements to be constructed with the proceeds thereof have been completed, and (iii) the
South Bay Galleria Borrower has entered into leases in accordance with the mortgage loan documents covering 95% of the gross leasable area of the additional improvements constructed on the South Bay Galleria Property, then, during the two year period commencing upon the lien-free completion of the additional improvements, the South Bay Galleria Borrower will have the right to request in writing that the B-Note holder provide supplemental financing under the B-Note and thereby increase the B-Note loan portion (the "Supplemental
Loan"), secured by the South Bay Galleria Property. If the B-Note holder elects to make the Supplemental Loan, the Supplemental Loan will be subject to the terms and conditions set forth in the mortgage loan documents, including, among others: (a) a combined (meaning the $130,000,000 total first mortgage debt, the
Construction Loan and the Supplemental Loan) minimum DSCR of 1.30x based on the net operating income from the Primary Collateral and the Additional Collateral;
(b) a combined (meaning the $130,000,000 total first mortgage debt, the
Construction Loan and the Supplemental Loan) maximum loan-to-value ratio of 75%
based on the combined value of the Primary Collateral and the completed value of the Additional Collateral; (c) a maximum loan-to-value ratio on the A-Note of
40% based on the combined value of the Primary Collateral and the Additional
Collateral; and (d) confirmation from each of the Rating Agencies then rating the series 2006-PWR14 certificates that the incurrence of such debt will not result in the qualification, downgrade or withdrawal of any of the ratings on the series 2006-PWR14 certificates.

     With respect to the Construction Loan and the Supplemental Loan, the
special servicer in consultation with the controlling class representative will be entitled to independently confirm satisfaction of certain conditions specified in the preceding paragraphs, including satisfaction of the debt service coverage ratio and loan-to-value tests, as more fully described in
"Description of the Mortgage Pool-Subordinate and/or Other Financing-Split Loan
Structures-The South Bay Galleria Loan Group".

     GROUND LEASE. None.

     RELEASE OF PARCELS. In the event that the South Bay Galleria Borrower has requested the Construction Loan and the B-Note holder has elected not to make the Construction Loan after such request, the South Bay Galleria Borrower has the right to obtain the release of the Additional Collateral without payment of any release price, all as further set forth in the mortgage loan documents.

                                       19

                    MORTGAGE LOAN NO. 2 -- ONE NEWARK CENTER

                    [3 PHOTOS OF ONE NEWARK CENTER OMITTED]

                                       20

                    MORTGAGE LOAN NO. 2 -- ONE NEWARK CENTER

                       [MAP OF ONE NEWARK CENTER OMITTED]

                                       21

                    MORTGAGE LOAN NO. 2 -- ONE NEWARK CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                 WFB
LOAN PURPOSE:                         Acquisition
ORIGINAL BALANCE:                     $96,700,000
CUT-OFF DATE BALANCE:                 $96,700,000
FIRST PAYMENT DATE:                   01/01/2007
INTEREST RATE:                        5.60000%
AMORTIZATION TERM:                    Interest Only
ARD:                                  No
ANTICIPATED REPAYMENT DATE:           NAP
MATURITY DATE:                        12/01/2011
EXPECTED MATURITY BALANCE:            $96,700,000
SPONSOR:                              The Praedium Group LLC
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      24-payment lockout from the first payment
                                      date, with U.S. Treasury defeasance for
                                      the following 34 payments, and open to
                                      prepayment without premium thereafter
                                      through the maturity date.
CUT-OFF DATE BALANCE PER SF:          $231.33
UP-FRONT RESERVES:                    Replacement:    $758,000
                                      TI/LC:          $3,500,000
                                      Other: (1)      $4,700,000
ONGOING RESERVES:                     RE Taxes:       $117,120 / month
                                      Insurance: (2)  Springing
LOCKBOX:                              Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):            NAP
SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Office
PROPERTY SUB-TYPE:                    Urban
LOCATION:                             Newark, NJ
YEAR BUILT/RENOVATED:                 1992 / NAP
PERCENT LEASED (AS OF):               97.9% (11/01/2006)
NET RENTABLE AREA:                    418,026
THE COLLATERAL:                       Floors 6 through 22 of a Class A office
                                      tower including a six-story (945-space)
                                      parking garage located in Newark, New
                                      Jersey.
OWNERSHIP INTEREST:                   Fee
PROPERTY MANAGEMENT:                  The Gale Management Company LLC
3RD RECENT NOI (AS OF):               NAP
2ND RECENT NOI (AS OF):               $6,333,611 (TTM 12/31/2004)
MOST RECENT NOI (AS OF):              $7,022,442 (TTM 12/31/2005)
U/W NET OP. INCOME:                   $8,173,251
U/W NET CASH FLOW:                    $8,173,251
U/W OCCUPANCY:                        95.0%
APPRAISED VALUE (AS OF):              $122,00,000 (11/01/2006)
CUT-OFF DATE LTV RATIO:               79.3%
LTV RATIO AT MATURITY:                79.3%
U/W DSCR:                             1.49x
U/W DSCR POST IO:                     NAP
--------------------------------------------------------------------------------

(1)  At loan origination, the borrower reserved $4,700,000 for the payment or reimbursement of either capital expenditures or the costs associated with tenant improvements and leasing commissions. The borrower is entitled to a release of amounts in the reserve so long as no event of default exists.

(2)  Monthly insurance reserves shall be waived so long as (i) The Gale
     Management Company LLC, or any other property manager approved by lender pursuant to the terms of the mortgage loan documents, is maintaining insurance for the mortgaged property and for the borrower and Seton Hall
     University, as the owner of floors one through five, jointly in accordance with an Operation and Cross-Easement Agreement and is impounding for the cost of the insurance premiums for such insurance on a monthly basis, (ii)
     such insurance satisfies the requirements under the agreement regarding required insurance and (iii) borrower provides lender with proof of payment of the insurance premiums at least ten (10) days prior to the applicable insurance policy's insurance expiration date.

THE ONE NEWARK CENTER LOAN.

     THE LOAN. The second largest loan (the "One Newark Center Loan") is a
$96,700,000 first mortgage loan secured by the borrower's fee interest in the property known as One Newark Center (floors 6 through 22 of the office tower and the adjacent parking garage) located in Newark, New Jersey.

     THE BORROWER. The borrower, ONC Tower Urban Renewal LLC, and ONC Parking
Urban Renewal LLC are each single purpose entities that own no material assets other than the mortgaged property and related interests. ONC Tower Urban Renewal
LLC owns the fee interest in the office tower, and ONC Parking Urban Renewal LLC owns the fee interest in the adjacent parking garage. The managing member of the borrower, ONC MM LLC, is structured with at least one independent director. A non-consolidation opinion was delivered at origination. The sponsor, The
Praedium Group LLC, was formed in 1991 and is a real estate investment fund manager focusing on assets throughout North America. The Praedium Group LLC reports over $5 billion of investments to date.

     THE PROPERTY. One Newark Center is a 418,026 square foot, Class A, office tower located in Newark, New Jersey. The property is approximately 97.9% leased to 21 tenants. The collateral consists of floors six through 22 and an adjacent
6-story parking garage containing 945-spaces. Seton Hall Law School occupies floors one through five. One Newark Center is located at the northwest corner of
Raymond Avenue and McCarter Highway (Route 21), and is two blocks from Newark
Penn Station and in proximity to Interstate 280, which provides access to the
New Jersey Turnpike and major roadways and communities in the vicinity. Access to floors six through 22 is available via a separate entry lobby at grade fronting the corner of McCarter Highway and Raymond Avenue, while the adjacent parking garage can be directly accessed on the sixth floor. Access to the second through 5th floors is available via a separate entryway fronting Raymond Avenue.

                                       22

     More specific information about the One Newark Center property is set forth in the tables below:

                                                                              % OF TOTAL     ANNUALIZED
                          CREDIT RATING                       ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                            (FITCH/         TENANT   % OF    UNDERWRITTEN    UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME              MOODY'S/S&P)(1)     NRA      NRA    BASE RENT ($)    BASE RENT      ($ PER NRA)   EXPIRATION
---------------------------------------------------------------------------------------------------------------------

Kirkpatrick & Lockhart      --/--/--        52,148     12%   $ 1,691,160           14%         $32.43      03/31/2014
Latham & Watkins            --/--/--        52,148     12%   $ 1,611,373           13%         $30.90      02/28/2014
HUD                        AAA/Aaa/AAA      49,698     12%   $ 1,394,029           11%         $28.05      10/31/2008
IRS                        AAA/Aaa/AAA      42,687     10%   $ 1,234,508           10%         $28.92      12/31/2007
Proskauer Rose LLP          --/--/--        37,065      9%   $ 1,130,483            9%         $30.50      08/31/2015
Global Crossing             --/--/--        33,485      8%   $   954,323            8%         $28.50      06/30/2010
Littler Mendelson           --/--/--        24,368      6%   $   767,592            6%         $31.50      12/31/2016
International Fidelity      --/--/--        23,709      6%   $   746,834            6%         $31.50      08/31/2012
Newark Club                 --/--/--        18,438      4%   $   525,483            4%         $28.50      11/30/2016
Justice Department         AAA/Aaa/AAA      16,189      4%   $   471,909            4%         $29.15      06/30/2009
North Jersey Transport      --/--/--        15,001      4%   $   427,529            3%         $28.50      06/30/2010
Mendes & Mount              --/--/--        12,641      3%   $   360,269            3%         $28.50      02/28/2014
---------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     377,577     90%   $11,315,490           91%         $29.97
=====================================================================================================================
Other Tenants                Various        31,613      8%   $ 1,059,547            9%         $33.52        Various
Vacant Space                   NAP           8,836      2%   $         0            0%         $ 0.00          NAP
---------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     418,026    100%   $12,375,037          100%         $29.60
=====================================================================================================================

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

                           LEASE ROLLOVER SCHEDULE (1)

                                                                                                    AVERAGE U/W
             # OF LEASES                       % OF TOTAL SF   CUMULATIVE TOTAL    CUMULATIVE %    BASE RENT PER
YEAR           EXPIRING    TOTAL SF EXPIRING     EXPIRING         SF EXPIRING     OF SF EXPIRING    SF EXPIRING
----------------------------------------------------------------------------------------------------------------

Vacant           --               8,836               2%              8,836              2%            $35.00
2006             --                  --              --               8,836              2%                --
2007              4              52,281              13%             61,117             15%            $29.50
2008              1              49,698              12%            110,815             27%            $28.05
2009              3              17,382               4%            128,197             31%            $29.23
2010              3              48,486              12%            176,683             42%            $28.50
2011              2               2,746               1%            179,429             43%            $28.20
2012              3              33,156               8%            212,585             51%            $32.44
2013             --                  --              --             212,585             51%                --
2014              4             116,937              28%            329,522             79%            $31.32
2015              2              37,065               9%            366,587             88%            $30.50
2016              3              42,806              10%            409,393             98%            $30.21
Thereafter        2               8,633               2%            418,026            100%            $ 0.00
----------------------------------------------------------------------------------------------------------------

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The One Newark Center property is managed by The Gale
Management Company LLC, an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                       23

               MORTGAGE LOAN NO. 3 -- LIFE TIME FITNESS PORTFOLIO

                [3 PHOTOS OF LIFE TIME FITNESS PORTFOLIO OMITTED]

                                       24

               MORTGAGE LOAN NO. 3 -- LIFE TIME FITNESS PORTFOLIO

                 [2 MAPS OF LIFE TIME FITNESS PORTFOLIO OMITTED]

                                       25

               MORTGAGE LOAN NO. 3 -- LIFE TIME FITNESS PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                 WFB
LOAN PURPOSE:                         Acquisition
ORIGINAL BALANCE:                     $80,000,000
CUT-OFF DATE BALANCE:                 $80,000,000
FIRST PAYMENT DATE:                   01/01/2007
INTEREST RATE:                        5.75000%
AMORTIZATION TERM:                    300 months
ARD:                                  No
ANTICIPATED REPAYMENT DATE:           NAP
MATURITY DATE:                        12/01/2016
EXPECTED MATURITY BALANCE:            $61,638,960
SPONSOR:                              WP Carey
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      35-payment lockout from the first payment
                                      date, with U.S. Treasury defeasance for
                                      the following 81-payments and open to
                                      prepayment without premium thereafter
                                      through maturity.
CUT-OFF DATE BALANCE PER SF:          $82.10

UP-FRONT RESERVES:                    TI/LC: (1)       $7,677,585
                                      Other: (2)       $10,000,000

ONGOING RESERVES:                     RE Taxes: (3)    Springing
                                      Insurance: (4)   Springing
                                      Other: (5)       Springing

LOCKBOX:                              Springing Hard (6)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):            NAP
SINGLE ASSET/PORTFOLIO:               Portfolio
PROPERTY TYPE:                        Retail
PROPERTY SUB-TYPE:                    Free Standing
LOCATION:                             Various - See Table
YEAR BUILT/RENOVATED:                 Various - See Table
PERCENT LEASED (AS OF):               100.0% (12/01/2006)
NET RENTABLE AREA:                    974,431
THE COLLATERAL:                       6 Life Time Fitness Centers located in
                                      Minnesota and Florida

OWNERSHIP INTEREST:                   5 Fee; 1 Fee / Leasehold

PROPERTY MANAGEMENT:                  Self Managed

3RD RECENT NOI (AS OF):               NAP
2ND RECENT NOI (AS OF):               $10,439,938 (TTM 12/31/2004)
MOST RECENT NOI (AS OF):              $10,439,940 (TTM 12/31/2005)
U/W NET OP. INCOME:                   $8,825,281
U/W NET CASH FLOW:                    $8,509,620
U/W OCCUPANCY:                        95.0%
APPRAISED VALUE (AS OF):              $118,800,000  (09/2006)
CUT-OFF DATE LTV RATIO:               67.3%
LTV RATIO AT MATURITY:                51.9%
U/W DSCR:                             1.41x
U/W DSCR POST IO:                     NAP
--------------------------------------------------------------------------------

(1)  If no default exists, lender is required to release the funds in no more than two installments to reimburse the Life Time Fitness Portfolio Borrower for the costs of the construction of tenant improvements required under the
     Life Time Fitness Portfolio lease.

(2)  The tenant posted with the lender two letters of credit, each in the amount of $5,000,000. So long as no default exists and is continuing, one of the two $5,000,000 letters of credit shall be returned to the tenant upon that tenant providing evidence to lender that it has paid for $7,322,416 of tenant improvements. The remaining $5,000,000 letter of credit shall be returned to the tenant upon tenant providing evidence to lender that it has paid for another $5,000,000 of tenant improvements, for a total of
     $12,322,416.

(3)  Following the occurrence and continuance of a default under the loan, if taxes are not paid directly by the tenant or in the event the lease is terminated, if at any time there is not an acceptable replacement tenant, monthly tax impounds will begin.

(4)  Following the occurrence and continuance of a default under the loan, if the insurance premiums are not paid directly by the tenant, or in the event the Life Time Fitness Portfolio lease is terminated, if at any time there is not an acceptable replacement tenant, monthly insurance impounds will begin.

(5)  If the lockbox is activated (defined below) and after the payment of the quarterly installment of rent due under the Life Time Fitness Portfolio
     Lease, lender is required to deposit an amount equal to three months of principal and interest regularly due under the Note (the "Debt Service
     Reserve") from the lockbox account. On the first day of the month immediately following such deposit, and on the first day of each succeeding month thereafter, lender is required to apply an amount equal to one third of the Debt Service Reserve towards the payment of principal and interest due and payable for each such month.

(6)  Lockbox springs to hard upon either (i) a default beyond any applicable cure period; (ii) the tenant going bankrupt; (iii) material default under the Life Time Fitness Portfolio Lease; (iv) if two (2) or more of the facilities go dark for more than 12 months or (iv) anytime after 2 years after the disbursement date, if the Life Time Fitness EBITDA (earnings before interest, taxes, depreciation and amortization) falls below $6 million for 2 consecutive quarters.

THE LIFE TIME FITNESS PORTFOLIO LOAN.

     THE LOAN. The third largest loan (the "Life Time Fitness Portfolio Loan")
as evidenced by the Promissory Note Secured By Mortgage (the "Life Time Fitness
Portfolio Note") is secured pursuant to five (5) Fee and one (1) Fee and
Leasehold Mortgage and Assignment of Rents and Leases and Security Agreement
(the "Life Time Fitness Portfolio Mortgage") by the Borrower's first priority fee and leasehold interest in six fitness center properties located in Florida and Minnesota (the "Life Time Fitness Portfolio Properties").

     THE BORROWER. The borrower, LT Landlord (MN-FL) LLC (the "Life Time Fitness
Portfolio Borrower"), is a single purpose entity that owns no material assets other than the Life Time Fitness Portfolio Properties and related interests. The
Life Time Fitness Portfolio Borrower is a single member Delaware limited liability company with an independent manager. A non-consolidation opinion was delivered at origination. The Life Time Fitness Portfolio Borrower is owned by a single member, CPA 14 LT Member (MN-FL) LLC, which is beneficially owned by three WP Carey funds: CPA 12 (15%), CPA 14 (35%) and CPA 15 (50%). The sponsor of the loan, collectively, is WP Carey ("the "Life Time Fitness Portfolio
Sponsor"). WP Carey provides asset

                                       26

management services to its CPA series of income generating real estate funds. WP
Carey owns more than 700 commercial and industrial properties in 13 countries, representing approximately 93 million square feet, valued at approximately $8 billion. The Life Time Fitness Portfolio Sponsor has total combined assets of
$998 million and total shareholder equity of $602 million, as of June 30, 2006.

     THE PROPERTIES. The Life Time Fitness Portfolio Properties consist of six fitness centers consisting of 974,431 square feet, with five located in
Minnesota and one located in Florida. All of the properties are one building, single story fitness centers that are leased under a master lease to Life Time
Fitness, Inc, a national operator of fitness centers that is not an affiliate of the Life Time Fitness Portfolio Borrower. On a combined basis, therefore, the portfolio is 100.0% occupied. The buildings range from 79,636 square feet to
225,222 square feet and were built between 1972 and 1991. The Life Time Fitness
Properties feature amenities such as: indoor and outdoor swimming pools, basketball, tennis and racquetball courts, personal training, group fitness centers, child care centers, cafes and spas.

     More specific information about each property is set forth in the tables below:

                                                    YEAR      ALLOCATED
                                                   BUILT/      CUT-OFF      OWNERSHIP             PERCENT                APPRAISED
PROPERTY                     LOCATION            RENOVATED  LOAN BALANCE     INTEREST      NRA     LEASED    U/W NCF       VALUE
-----------------------------------------------------------------------------------------------------------------------------------

755 Prairie Center Drive     Eden Prairie, MN     1985/NAP   $21,223,768       Fee       186,000   100.0%  $2,257,578  $ 31,400,000
5525 Cedar Lake Road         St. Louis Park, MN   1972/NAP   $17,262,377       Fee       225,222   100.0%  $1,836,203  $ 25,500,000
6233 Baker Road              Eden Prairie, MN     1987/NAP   $15,540,033       Fee       169,719   100.0%   1,652,997  $ 22,900,000
1200 NE Moore Lake Drive     Fridley, MN          1990/NAP   $11,578,642       Fee       216,454   100.0%  $1,231,623  $ 17,000,000
1499 Yamato Road             Boca Raton, FL       1991/NAP   $11,145,180  Fee/Leasehold   79,636   100.0%  $1,185,516  $ 17,000,000
1001 West  98th Street       Bloomington, MN      1978/NAP   $ 3,250,000       Fee        97,400   100.0%  $  345,703  $  5,000,000
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL PORTFOLIO / WTD. AVG.                                  $80,000,000                 974,431   100.0%  $8,509,620  $118,800,000
===================================================================================================================================

                                                                                                           % OF
                                 CREDIT RATING                    % OF                     U/W BASE      PORTFOLIO
                                (FITCH/MOODY'S/                PORTFOLIO                   RENT ($ PER   U/W  BASE     LEASE
LARGEST TENANT                       S&P)         TENANT NRA      NRA      U/W BASE RENT      NRA)         RENT      EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

LTF Real Estate Company, Inc.      --/--/--         974,431      100.0%      $9,289,666       $9.53        100.0%    09/30/2026
-------------------------------------------------------------------------------------------------------------------------------

                                    LEASE ROLLOVER SCHEDULE (1)
---------------------------------------------------------------------------------------------------
               # OF                                CUMULATIVE
              LEASES    TOTAL SF   % OF TOTAL SF    TOTAL SF    CUMULATIVE % OF   AVERAGE BASE RENT
   YEAR      EXPIRING   EXPIRING     EXPIRING       EXPIRING      SF EXPIRING      PER SF EXPIRING
---------------------------------------------------------------------------------------------------

  Vacant        --            --        --               --            --                --
   2006         --            --        --               --            --                --
   2007         --            --        --               --            --                --
   2008         --            --        --               --            --                --
   2009         --            --        --               --            --                --
   2010         --            --        --               --            --                --
   2011         --            --        --               --            --                --
   2012         --            --        --               --            --                --
   2013         --            --        --               --            --                --
   2014         --            --        --               --            --                --
   2015         --            --        --               --            --                --
   2016         --            --        --               --            --                --
Thereafter      1        974,931       100%         974,931           100%              $9.53
---------------------------------------------------------------------------------------------------

(1)  The above table represents the rollover based on the entire portfolio.

     PROPERTY MANAGEMENT. The properties are self managed by the Life Time
Fitness Portfolio Borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. The Life Time Fitness Portfolio Borrower owns a fee interest in a portion of the 1499 Yamato Road property and a leasehold interest in the remainder. The leasehold portion is held pursuant to a ground lease. The ground lease expires November 30, 2088 with no renewal options. The current annual ground rent being paid by the Borrower is $64,207. Base rent increases at the beginning of each Lease Year (December 1st) by 2% over the prior Lease Year's base rent. The ground lease is not subordinate to the mortgage.

     RELEASE OF PROPERTIES. At any time after the lockout period of the Life
Time Fitness Portfolio Loan, the Life Time Fitness Portfolio Borrower is
permitted to release any individual properties, subject to partial defeasance and a release price based on 120% of the original allocated loan amount. An individual property may be released from the collateral securing the loan, subject to certain conditions including but not limited to (i) no event of default may have occurred, (ii) the Life Time Fitness Portfolio Borrower

                                       27

must pay all reasonable costs and expenses associated with the release, (iii)
the debt service coverage ratio (based on net operating income) following the partial defeasance must be greater than or equal to the greater of 1.38x or the debt service coverage ratio (based on net operating income) immediately prior to the release, (iv) the loan-to-value ratio following the partial defeasance must be equal to or less than the lesser of 67.3% or the loan-to-value ratio immediately prior to the release.

     SUBSTITUTION OF PROPERTIES. The Life Time Fitness Portfolio Borrower is
permitted to release any individual property from the Life Time Fitness
Portfolio Mortgage encumbering such individual property and substitute an individual property in place of one or more existing mortgaged properties, up to three (3) times during the term of the Life Time Fitness Portfolio Loan, for a maximum of three properties over the term of the Life Time Fitness Portfolio
Loan. An individual property may be substituted to the collateral securing the loan, subject to certain conditions including but not limited to (i) no event of default may have occurred, (ii) a replacement property may not itself be subsequently replaced, (iii) the Life Time Fitness Portfolio Borrower must pay all reasonable costs and expenses associated with the substitution, (iv) the combined debt service coverage ratio (based on net operating income) after substitution must be greater than or equal to 1.38x (based on 30-year amortization), (v) the combined loan-to-value ratio after giving effect to the substitution must be equal to or less than the 67.3% and the appraised value for the substitute property must be equal to or less than the property to be released, (vi) after receipt of appraisal, engineering report and environmental report and based on prudent institutional lender standards, adequate reserves have been pledged, as determined by lender, including but not limited to taxes, insurance, or capital expenditures projected for the remaining portfolio, and
(vii) the lender must have received confirmation from the rating agencies of no withdrawal, qualification, or downgrade of the then-current ratings of the certificates.

                                       28

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                       29

                   MORTGAGE LOAN NO. 4 -- 750 LEXINGTON AVENUE

                   [4 PHOTOS OF 750 LEXINGTON AVENUE OMITTED]

                                       30

                   MORTGAGE LOAN NO. 4 -- 750 LEXINGTON AVENUE

                      [MAP OF 750 LEXINGTON AVENUE OMITTED]

                                       31

                   MORTGAGE LOAN NO. 4 -- 750 LEXINGTON AVENUE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                 PCF II
LOAN PURPOSE:                         Refinance
ORIGINAL BALANCE:                     $75,000,000
CUT-OFF DATE BALANCE:                 $75,000,000
FIRST PAYMENT DATE:                   01/05/2007
INTEREST RATE:                        5.44000%
AMORTIZATION TERM:                    Months 1-24: Interest Only
                                      Months 25-120: 360 months
ARD:                                  No
ANTICIPATED REPAYMENT DATE:           NAP
MATURITY DATE:                        12/05/2016
EXPECTED MATURITY BALANCE:            $65,726,151
SPONSOR:                              Charles S. Cohen
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      Greater of 1% or yield maintenance for the
                                      first 24 payments then, with U.S. Treasury
                                      defeasance for the following 92 payments,
                                      and then open to prepayment without
                                      premium thereafter through the maturity
                                      date.
CUT-OFF DATE BALANCE PER SF:          $211.13
UP-FRONT RESERVES:                    None
ONGOING RESERVES:                     RE Taxes: (1)      Springing
                                      Insurance: (1)     Springing
                                      Replacement: (1)   Springing
                                      TI/LC: (1)         Springing
                                      Other: (2)         Springing
LOCKBOX:                              Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P): (3)        BBB+ / A
SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Office
PROPERTY SUB-TYPE:                    Urban
LOCATION:                             New York, NY
YEAR BUILT/RENOVATED:                 1989 / NAP
PERCENT LEASED (AS OF):               90.8% (11/09/2006)
NET RENTABLE AREA:                    355,227
THE COLLATERAL:                       31-story urban office building located in
                                      New York, NY
OWNERSHIP INTEREST:                   Fee / Leasehold
PROPERTY MANAGEMENT:                  Cohen Brothers Realty Corporation
3RD RECENT NOI (AS OF):               $13,075,770  (TTM 12/31/2003)
2ND RECENT NOI (AS OF):               $9,406,095   (TTM 12/31/2004)
MOST RECENT NOI (AS OF):              $8,603,762   (TTM 12/31/2005)
U/W NET OP. INCOME:                   $9,791,992
U/W NET CASH FLOW:                    $9,436,766
U/W OCCUPANCY:                        95.3%
APPRAISED VALUE (AS OF):              $230,000,000 (10/01/2006)
CUT-OFF DATE LTV RATIO:               32.6%
LTV RATIO AT MATURITY:                28.6%
U/W DSCR:                             2.28x
U/W DSCR  POST IO:                    1.86x
--------------------------------------------------------------------------------

(1)  Upon the occurrence of an event of default, or a trigger event of DSCR falling below 1.20x, the 750 Lexington Avenue Borrower is required to deposit monthly 1/12 of the estimated annual taxes and insurance premium costs as well as deposit monthly escrow payments for Replacement Reserve of
     $7,900.00 and TI/LC payments of 59,204.50.

(2)  Upon occurrence of an event of default, a Ground Lease Reserve is due at lender's discretion.

(3)  Fitch, Inc. and Standard and Poor's Ratings Services have confirmed that the 750 Lexington Avenue Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated
     "BBB+" / "A", respectively.

THE 750 LEXINGTON AVENUE LOAN.

     THE LOAN. The fourth largest loan (the "750 Lexington Avenue Loan") as evidenced by the Secured Promissory Note (the "750 Lexington Avenue Note") is
secured by a first priority fee Mortgage and Security Agreement and Assignment of Leases and Rents (the "750 Lexington Avenue Mortgage") encumbering the
355,227 square foot, multi-tenant office building, with a small retail component, known as 750 Lexington Avenue, located in New York, New York (the
"750 Lexington Avenue Property").

     THE BORROWER. The borrower is International Plaza Associates, L.P., a New
York limited partnership company (the "750 Lexington Avenue Borrower") that owns and manages approximately 12 million square feet of office and design center showroom space. Charles S. Cohen (75.51% ownership interest in 750 Lexington
Avenue) is the carveout guarantor of the 750 Lexington Avenue Loan. Charles S.
Cohen has 30 years of real estate experience with commercial real estate leasing, management, ownership and development background.

     THE PROPERTY. 750 Lexington Avenue Property consists of a fee simple interest in 16,926 square feet of land and a 31-story, 355,227 square foot office building with a small retail component. A portion of the subject improvements are also situated on 7,676 square feet of land in which the borrower holds a leasehold interest. The building was constructed in 1989.
Below-grade parking consists of 134 parking spaces (0.35/1,000 square feet). The
750 Lexington Avenue Property is located on the westerly blockfront of Lexington
Avenue between East 59th and East 60th streets.

                                       32

     The following table presents certain information relating to the major tenants at the 750 Lexington Avenue:

                                                                                    % OF TOTAL     ANNUALIZED
                             CREDIT RATING                           ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                (FITCH/        TENANT               UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                 MOODY'S/S&P)(2)     NRA     % OF NRA   BASE RENT ($)     BASE RENT     ($ PER NRA)   EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

Edwards & Angell, LLP          --/--/--        97,750      28%      $ 4,180,335         22%          $ 42.77     06/30/2016
Zara                           --/--/--        11,500       3%      $ 2,163,200         11%          $188.10     02/28/2011
Levi's Only Stores, Inc.       --/--/--         7,000       2%      $ 1,989,188         11%          $284.17     07/31/2013
Scientific Games               --/Ba2/BB       21,700       6%      $ 1,070,300          6%          $ 49.32     01/31/2008
Lufthansa German Airlines     --/Baa3/BBB      26,880       8%      $ 1,853,872         10%          $ 68.97     Various (1)
The Invus Group, LLC           --/--/--        14,700       4%      $   896,700          5%          $ 61.00     10/31/2016
PDV, Inc                       --/--/--        18,525       5%      $   843,738          4%          $ 45.55     06/30/2010
EIM Management                 --/--/--        14,474       4%      $   839,492          4%          $ 58.00     04/30/2015
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        212,529      60%      $13,836,825         73%          $ 65.11
===========================================================================================================================
Other Tenants                   Various       109,873      31%      $ 5,016,317         27%          $ 45.66       Various
Vacant Space                      NAP          32,825       9%      $         0          0%          $  0.00         NAP
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        355,227     100%      $18,853,142        100%          $ 53.07
===========================================================================================================================

(1)  22,700 square feet expires on 02/28/2009 and 4,180 square feet expires on
     01/31/2009

(2)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

                           LEASE ROLLOVER SCHEDULE(1)

             # OF LEASES   TOTAL SF   % OF TOTAL SF   CUMULATIVE TOTAL SF   CUMULATIVE % OF     AVERAGE U/W BASE
YEAR           EXPIRING    EXPIRING      EXPIRING           EXPIRING          SF EXPIRING     RENT PER SF EXPIRING
------------------------------------------------------------------------------------------------------------------

Vacant           --          32,825         9%               32,825                9%                    --
2006              1           2,964         1%               35,789               10%               $ 58.00
2007              3          19,611         6%               55,400               16%               $ 46.93
2008              2          21,700         6%               77,100               22%               $ 49.32
2009              5          35,547        10%              112,647               32%               $ 65.10
2010              8          55,663        16%              168,310               47%               $ 47.59
2011              3          21,850         6%              190,160               54%               $122.93
2012              1           5,680         2%              195,840               55%               $ 60.00
2013              1           7,000         2%              202,840               57%               $284.17
2014             --              --         --              202,840               57%                    --
2015              2          14,474         4%              217,314               61%               $ 58.00
2016              7         118,091        33%              335,405               94%                 45.76
Thereafter        2          19,822         6%              355,227              100%               $ 32.29
------------------------------------------------------------------------------------------------------------------

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The 750 Lexington Avenue Property is managed by Cohen
Brothers Realty Corporation which is an affiliate of the 750 Lexington Avenue
Borrower. Cohen Brothers Realty Corporation owns and manages twelve properties in New York City.

     ADDITIONAL INDEBTEDNESS. Future mezzanine financing is permitted subject to various conditions, including: (i) the amount must not exceed the amount that, together with the pooled mortgage loan, results in a combined loan-to-value ratio that is greater than 80% or a combined debt service coverage ratio that is less than 1.10x; (ii) the mortgage lender must approve the mezzanine lender and financing documents, and the mezzanine lender must enter into an intercreditor agreement with the mortgage lender; and (iii) the ability to obtain mezzanine debt is personal to the current 750 Lexington Avenue Borrower and any successor or assign of the 750 Lexington Avenue Borrower under the 750 Lexington Avenue
Loan.

     GROUND LEASE. The 750 Lexington Avenue Borrower owns a fee interest in a portion of the property and a leasehold interest in the remainder. The leasehold portion is held pursuant to a ground lease. The ground lease expires December
31, 2041 with three twelve-year renewal options. The current annual ground rent being paid by the 750 Lexington Avenue Borrower is $720,000. However, that amount was subject to an increase that was to be effective January 1, 2006. The amount of the increase is being arbitrated between the ground lessor and 750
Lexington Avenue Borrower, and once set, the 750 Lexington Avenue Borrower will make a payment of the shortfall from January 1, 2006 through the date of determination and pay the new rent going forward until December 31, 2011. The rent is adjusted in 2012 to be 10% of the then fair market value. It is further adjusted in 2018 and 2024. The ground lease is not subordinate to the mortgage.

     RELEASE OF PARCELS. Not allowed.

                                       33

              MORTGAGE LOAN NO. 5 -- TYSONS OFFICE AND DATA CENTER

                   [2 PHOTOS OF TYSONS OFFICE AND DATA CENTER]

                                       34

              MORTGAGE LOAN NO. 5 -- TYSONS OFFICE AND DATA CENTER

                 [MAP OF TYSONS OFFICE AND DATA CENTER OMITTED]

                                       35

              MORTGAGE LOAN NO. 5 -- TYSONS OFFICE AND DATA CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                 PMCF
LOAN PURPOSE:                         Refinance
ORIGINAL BALANCE:                     $67,000,000
CUT-OFF DATE BALANCE:                 $67,000,000
FIRST PAYMENT DATE:                   12/05/2006
INTEREST RATE:                        5.86500%
AMORTIZATION TERM:                    Interest Only
ARD:                                  No
ANTICIPATED REPAYMENT DATE:           NAP
MATURITY DATE:                        11/05/2011
EXPECTED MATURITY BALANCE:            $67,000,000
SPONSOR:                              Ralph Dweck
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      26-payment lockout from the first payment
                                      date, with U.S. Treasury defeasance for
                                      the following 30 payments, and open to
                                      prepayment without premium thereafter
                                      through maturity.
CUT-OFF DATE BALANCE PER SF:          $216.96
UP-FRONT RESERVES:                    RE Taxes:      $392,575
                                      Insurance:     $ 12,733
                                      Deferred
                                      Maintenance:   $  3,125
ONGOING RESERVES:                     RE Taxes:      $ 65,429 / month
                                      Insurance:     $  6,366 / month
                                      Replacement:   $  5,147 / month
                                      Other: (1)     Springing
LOCKBOX:                              Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):            NAP
SINGLE ASSET/PORTFOLIO:               Portfolio
PROPERTY TYPE:                        Office
PROPERTY SUB-TYPE:                    Suburban
LOCATION:                             McLean, VA
YEAR BUILT/RENOVATED:                 Various - See Table
PERCENT LEASED (AS OF):               81.8% (05/11/2006)
NET RENTABLE AREA:                    308,813
THE COLLATERAL:                       Four office and data center properties
                                      located in McLean, Virginia.
OWNERSHIP INTEREST:                   Fee
PROPERTY MANAGEMENT:                  Gates, Hudson & Associates, Inc.
3RD RECENT NOI (AS OF):               NAP
2ND RECENT NOI (AS OF):               $4,931,287 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):              $5,301,600 (TTM 09/22/2006)
U/W NET OP. INCOME:                   $5,792,190
U/W NET CASH FLOW:                    $5,339,727
U/W OCCUPANCY:                        86.1%
APPRAISED VALUE (AS OF):              $112,900,000 (10/03/2006)
CUT-OFF DATE LTV RATIO:               59.3%
LTV RATIO AT MATURITY:                59.3%
U/W DSCR:                             1.34x
U/W DSCR POST IO:                     NAP
--------------------------------------------------------------------------------

(1)  Upon the occurrence of a Trigger Event with respect to Visa, U.S.A. Inc.
     ("Visa"), Level 3 Communications, LLC ("Level 3") or Nextel Communications
     ("Nextel"), the borrower is required to establish a reserve for tenant improvements and leasing commissions with respect to that tenant's space. A
     "Trigger Event" with respect to Visa, Level 3 or Nextel means the earlier to occur of: (i) the date which is six (6) months prior to the related tenant's lease expiration in the event that such tenant fails to exercise its renewal option, or (ii) the date on which that tenant has given the borrower notice of its intent not to renew its lease or to terminate its lease. Once a Trigger Event with respect to Visa, Level 3 or Nextel has occurred, on each monthly payment date the borrower is required to deposit with the lender an amount equal to the total number of square feet that is being vacated multiplied by $12.50 per square foot, divided by the number of months remaining in the related lease term, subject to a maximum reserve equal to the total number of square feet that is being vacated multiplied by $12.50 per square foot.

THE TYSONS OFFICE AND DATA CENTER LOAN.

     THE LOAN. The fifth largest loan (the "Tysons Office and Data Center Loan")
is a $67,000,000 first mortgage loan secured by the borrower's fee interest in four office and data center properties located in McLean, Virginia (the "Tysons
Office and Data Center Properties").

     THE BORROWER. The borrower, TDC Owner, LLC, a single-member Delaware limited liability company (the "Tysons Office and Data Center Borrower") with two independent managers, is a single purpose entity that owns no material assets other than the Tysons Office and Data Center Properties and related interests. A non-consolidation opinion was delivered at origination. The Tysons
Office and Data Center Borrower is sponsored by Ralph Dweck, who is required to maintain a minimum net worth of $20 million throughout the loan term. Since
1972, Mr. Dweck has developed or acquired a variety of properties throughout the
Washington, DC metropolitan area including over 300,000 square feet of retail shopping centers, 1.5 million square feet of warehouse space, 4,500 apartment units and over 2.0 million square feet of office space.

     THE PROPERTIES. The Tysons Office and Data Center Properties consist of four office and data center properties comprising 308,813 square feet, located in McLean, Virginia. Within McLean, Virginia, the Tysons Office and Data Center
Properties are located in the Tysons Corner/Vienna Submarket, an area comprising approximately 26.5 million square feet of office space (Reis 3Q06). The Tysons
Office and Data Center Properties were built between 1966 and 1977 and renovated between 1997 and 1999. Approximately 53% of the Tysons Office and Data Center
Properties is office space and 47% is data center space. On a combined basis, the Tysons Office and Data Center Properties are 81.8% occupied by three tenants. There are two vacant suites: one suite located at 1755 Old Meadow Road
(6,500 square feet or 2.1%), and the entire building located at 1761 Old Meadow
Road (49,642 square feet or 16.1%).

                                       36

     More specific information about each property is set forth in the tables below:

                                                                 ALLOCATED
                                                 YEAR BUILT/   CUT-OFF DATE             PERCENT                  APPRAISED
PROPERTY                          LOCATION        RENOVATED    LOAN BALANCE     NRA      LEASED     U/W NCF        VALUE
---------------------------------------------------------------------------------------------------------------------------

1764 Old Meadow Lane          McLean, Virginia   1977 / 1999    $34,600,000   139,577    100.0%   $2,757,361   $ 58,300,000
1755 Old Meadow Road          McLean, Virginia   1966 / 1998    $16,020,000    69,594     90.7%   $1,276,994   $ 27,000,000
1768 Old Meadow Lane          McLean, Virginia   1968 / 1997    $ 9,910,000    50,000    100.0%   $  789,844   $ 16,700,000
1761 Old Meadow Road          McLean, Virginia   1966 / 1999    $ 6,470,000    49,642      0.0%   $  515,527   $ 10,900,000
---------------------------------------------------------------------------------------------------------------------------
TOTAL PORTFOLIO / WTD. AVG.                                     $67,000,000   308,813     81.8%   $5,339,727   $112,900,000
===========================================================================================================================

     The following table presents certain information relating to the tenants at the Tysons Office and Data Center Properties:

                                                                                           U/W       % OF        % OF
                                                                                           BASE    PROPERTY   PORTFOLIO
                                                        % OF        % OF                   RENT       U/W        U/W
                                             TENANT   PROPERTY   PORTFOLIO    U/W BASE    ($ PER     BASE        BASE        LEASE
PROPERTY                  LARGEST TENANT       NRA       NRA        NRA         RENT       NRA)      RENT        RENT     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

1764 Old Meadow Lane   Visa, U.S.A, Inc.    139,577    100.0%      45.2%     $3,482,466   $24.95    100.0%      47.2%     10/31/2011
1755 Old Meadow Road   Level 3
                       Communications,
                       LLC                   62,094     89.2%      20.1%     $1,671,781   $26.92     94.5%      22.6%     04/30/2008
1768 Old Meadow Lane   Nextel
                       Communications (1)    50,000    100.0%      16.2%     $1,186,500   $23.73    100.0%      16.1%     12/31/2007
------------------------------------------------------------------------------------------------------------------------------------

(1)  Nextel Communications is rated BBB+/Baa3/BBB+ by Fitch/Moody's/S&P.

                           LEASE ROLLOVER SCHEDULE (1)

               # OF
              LEASES    TOTAL SF   % OF TOTAL SF   CUMULATIVE TOTAL SF   CUMULATIVE % OF     AVERAGE U/W BASE
YEAR         EXPIRING   EXPIRING      EXPIRING           EXPIRING          SF EXPIRING     RENT PER SF EXPIRING
---------------------------------------------------------------------------------------------------------------

Vacant          --        56,142        18%               56,142                18%                   --
MTM             --            --        --                56,142                18%                   --
2006            --            --        --                56,142                18%                   --
2007             1        50,000        16%              106,142                34%               $23.73
2008             2        63,094        20%              169,236                54%               $26.70
2009            --            --        --               169,236                54%                   --
2010            --            --        --               169,236                54%                   --
2011             1       139,577        45%              308,813               100%               $24.95
2012            --            --        --               308,813               100%                   --
2013            --            --        --               308,813               100%                   --
2014            --            --        --               308,813               100%                   --
2015            --            --        --               308,813               100%                   --
2016            --            --        --               303,813               100%                   --
Thereafter      --            --        --               308,813               100%                   --
---------------------------------------------------------------------------------------------------------------

(1)  The information in the table is based on the actual rent roll dated May 11,
     2006.

     PROPERTY MANAGEMENT. The Tysons Office and Data Center Properties are
     managed by Gates, Hudson & Associates Inc., which is not affiliated with the Tysons Office and Data Center Borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PROPERTIES. Not allowed.

                                       37

                     MORTGAGE LOAN NO. 6 -- SYCAMORE CENTER

                      [3 PHOTOS OF SYCAMORE CENTER OMITTED]

                                       38

                     MORTGAGE LOAN NO. 6 -- SYCAMORE CENTER

                        [MAP OF SYCAMORE CENTER OMITTED]

                                       39

                     MORTGAGE LOAN NO. 6 -- SYCAMORE CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                 BSCMI
LOAN PURPOSE:                         Refinance
ORIGINAL BALANCE:                     $66,000,000
CUT-OFF DATE BALANCE:                 $66,000,000
FIRST PAYMENT DATE:                   01/01/2007
INTEREST RATE:                        5.81000%
AMORTIZATION TERM:                    Months 1-60: Interest Only
                                      Months 61-120: 360 months
ARD:                                  No
ANTICIPATED REPAYMENT DATE:           NAP
MATURITY DATE:                        12/01/2016
EXPECTED MATURITY BALANCE:            $61,681,542
SPONSORS:                             Richard Pachulski, Isaac
                                      Pachulski, A. Stuart Rubin and Nathan
                                      Rubin
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      24-payment lockout from the first payment
                                      date, with U.S. Treasury defeasance for
                                      the following 94 payments, and open to
                                      prepayment without premium thereafter
                                      through maturity.
CUT-OFF DATE BALANCE PER SF:          $171.77
UP-FRONT RESERVES:                    RE Taxes:        $625,399
                                      Replacement:     $4,803
                                      TI/LC:           $12,500
                                      Other: (1)       $3,000,000
ONGOING RESERVES:                     RE Taxes:        $104,233 / month
                                      Insurance: (2)   Springing
                                      Replacement:     $4,803 / month
                                      TI/LC: (3)       $12,500 / month
LOCKBOX:                              Springing Hard (4)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):            NAP
SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Retail
PROPERTY SUB-TYPE:                    Anchored
LOCATION:                             Cincinnati, OH
YEAR BUILT/RENOVATED:                 1966, 2006 / 1994
PERCENT LEASED (AS OF):               100.0% (07/31/2006)
NET RENTABLE AREA:                    384,239
THE COLLATERAL:                       Anchored retail center consisting of four
                                      buildings located in Cincinnati, Ohio.
OWNERSHIP INTEREST:                   Fee
PROPERTY MANAGEMENT:                  Rubin Pachulski Properties 36, L.L.C.
3RD RECENT NOI (AS OF):               $2,069,415 (TTM 12/31/2004)
2ND RECENT NOI (AS OF):               $4,423,372 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):              $4,565,997 (T-6 Ann. 06/30/2006)
U/W NET OP. INCOME:                   $5,600,206
U/W NET CASH FLOW:                    $5,375,422
U/W OCCUPANCY:                        95.0%
APPRAISED VALUE (AS OF):              $82,500,000 (10/03/2006)
CUT-OFF DATE LTV RATIO:               80.0%
LTV RATIO AT MATURITY:                74.8%
U/W DSCR:                             1.38x
U/W DSCR POST IO:                     1.16x
--------------------------------------------------------------------------------

(1)  Represents an up-front $3,000,000 reserve for the Fresh Market tenant. The borrower may substitute a letter of credit at any time. The reserve may be released once the tenant is in occupancy, open for business and paying full contractual rent.

(2)  Insurance reserves will spring if (i) an event of default occurs or (ii)
     the borrower fails to provide evidence of payment of insurance premiums.

(3)  Monthly TI/LC reserve is capped at $450,000.

(4)  Lockbox springs to hard upon an event of default, a bankruptcy of the borrower, property manager or any tenant in excess of 20,000 square feet, or if at any time debt service coverage ratio drops below 1.05x.

THE SYCAMORE CENTER LOAN.

     THE LOAN. The sixth largest loan (the "Sycamore Center Loan") is a
$66,000,000 first mortgage loan secured by the borrowers' fee interest in the
Sycamore Center (the "Sycamore Center Property") located in Cincinnati, Ohio.

     THE BORROWERS. The borrowers, RPP Sycamore, LLC, a Delaware limited liability company and RPP Sycamore Crossing, LLC, a Delaware limited liability company (collectively, "Sycamore Borrowers"), are each single purpose entities that own no material assets other than the Sycamore Center Property and related interests. The Sycamore Borrowers are structured with two independent directors.
A non-consolidation opinion was delivered at origination. The Sycamore Borrowers are sponsored by Richard Pachulski, Isaac Pachulski, Nathan Rubin and A. Stewart
Rubin, all of whom are principals of Rubin Pachulski Properties 36, LLC ("RPP").
As of December 31, 2005, RPP's real estate portfolio comprised of several hotel, retail, office, apartment, and parking facilities with an estimated value of approximately $470.6 million.

     THE PROPERTY. The Sycamore Center Property is a retail shopping center consisting of one 3-story and three 1-story buildings totaling 384,239 square feet in suburban Cincinnati, Ohio. The Sycamore Center Property is located at the intersection of Kenwood Road, Montgomery Road, and Interstate 71, opposite the 1.08 million square foot Kenwood Town Center. Access is provided to the
Sycamore Center Property from several directions. The Sycamore Center Property was constructed in 1966 as a fully enclosed mall, and in 1994 the property was completely renovated and reconfigured as a shopping center with several big box anchors. As

                                       40

of July 31, 2006, the Sycamore Center Property was 100.0% leased to over 20 tenants, including Lazarus Furniture Gallery, Toys R Us, Linens 'N'
Things, Dicks Clothing & Sporting, Barnes & Noble, and Staples. Investment grade tenants account for approximately 31% of the in-place base rent and approximately 35% of the net rentable area at the property. The Sycamore Center
Property is situated on approximately 30 acres of land and includes 2,119 parking spaces (5.5 spaces per 1,000 SF of NRA). Lazarus Furniture Gallery, Toys
R Us and Dicks Clothing & Sporting reported 2005 sales of $226 psf, $176 psf and
$231 psf, respectively. Sales for all tenants at the Sycamore Center Property that reported in 2005 averaged $228 psf.

     More specific information about the Sycamore Center Property is set forth in the tables below:

                                                                    ANNUALIZED     % OF TOTAL     ANNUALIZED
                             CREDIT RATING                         UNDERWRITTEN    ANNUALIZED    UNDERWRITTEN
                                (FITCH/        TENANT                BASE RENT    UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                 MOODY'S/S&P)(1)     NRA     % OF NRA        ($)         BASE RENT     ($ PER NRA)    EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

Lazarus Furniture Gallery    BBB+/Baa1/BBB     69,491      18%       $  694,910        11%          $10.00      01/31/2010
Toys R Us                       --/--/--       46,000      12%       $  501,400         8%          $10.90      01/31/2010
Dicks Clothing & Sporting       --/--/--       41,684      11%       $  521,050         9%          $12.50      12/31/2012
Linens 'N' Things               --/--/--       35,385       9%       $  539,621         9%          $15.25      01/31/2010
Barnes & Noble                  --/--/--       35,000       9%       $  560,000         9%          $16.00      03/31/2010
Old Navy                     BBB-/Baa3/BBB-    25,720       7%       $  470,347         8%          $18.29      04/30/2013
The Fresh Market (2)            --/--/--       25,000       7%       $  600,000        10%          $24.00      01/31/2021
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        278,280      72%       $3,887,328        64%          $13.97
===========================================================================================================================
Other Tenants                   Various       105,959      28%       $2,200,860        36%          $20.77        Various
Vacant Space                      NAP               0       0%       $        0         0%          $ 0.00          NAP
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        384,239     100%       $6,088,188       100%          $15.84
===========================================================================================================================

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)  The Fresh Market tenant's space is currently under construction with completion anticipated for March 2007. On October 26, 2006, The Fresh
     Market waived all of their termination rights per their lease. At closing, the Sycamore Borrowers escrowed (cash or an acceptable letter of credit) an amount equal to $3,000,000. Provided no event of default under the loan has occurred, said escrow shall be released to the Sycamore Borrowers upon delivery of evidence reasonably acceptable to lender that the tenant is in occupancy, open for business and paying full contractual rent per an updated tenant estoppel.

                           LEASE ROLLOVER SCHEDULE (1)

               # OF
              LEASES    TOTAL SF   % OF TOTAL SF   CUMULATIVE TOTAL SF   CUMULATIVE % OF     AVERAGE U/W BASE
   YEAR      EXPIRING   EXPIRING      EXPIRING           EXPIRING          SF EXPIRING     RENT PER SF EXPIRING
---------------------------------------------------------------------------------------------------------------

Vacant          --            --         --                   --                --                     --
2006            --            --         --                   --                --                     --
2007             2        25,098          7%              25,098                 7%                $17.03
2008            --            --         --               25,098                 7%                    --
2009             3        13,800          4%              38,898                10%                $23.14
2010             7       212,855         55%             251,753                66%                $12.92
2011             3         9,800          3%             261,553                68%                $16.06
2012             4        47,929         12%             309,482                81%                $15.87
2013             1        25,720          7%             335,202                87%                $18.29
2014             1         6,822          2%             342,024                89%                $18.47
2015             1         2,215          1%             344,239                90%                $40.63
2016             1         3,000          1%             347,239                90%                $40.00
Thereafter       3        37,000         10%             384,239               100%                $23.46
---------------------------------------------------------------------------------------------------------------

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The property is managed by Rubin Pachulski Properties
36, LLC, an affiliate of the Sycamore Borrowers.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Provided no event of default under the Sycamore Center
Loan has occurred and is continuing, the Sycamore Borrowers are permitted to obtain a release of any building and the appurtenant land substantially similar to those areas delineated in the mortgage loan documents (each a "Parcel"), through a partial defeasance, subject to satisfaction of certain conditions set forth in the mortgage loan documents, including, among others: (i) any partial defeasance must occur on a date that is 25 months after the securitization closing date; (ii) partial defeasance of the mortgage loan in an amount equal to
115% of the release price set forth in the mortgage loan documents (which is
$4,000,000 with respect to the Sycamore Crossing Parcel and $7,000,000 with respect to the Fresh Market Parcel) (iii) after giving effect to any such partial defeasance, the debt service coverage ratio with respect to the remaining property comprising the Sycamore Center (the "Remaining Property")
must not be less than the greater of (a) actual debt service coverage ratio immediately prior to release or (b) 1.15x and the ratio of the aggregate allocated loan amount of the Remaining Property to the value of the Remaining
Property must not be greater than the lesser of (x) the actual loan-to-value ratio immediately prior to release or (y) 80%; and (iv) the Sycamore Borrowers must deliver rating agency confirmation of no downgrade of the ratings on the series 2006-PWR 14 certificates.

                                       41

            MORTGAGE LOAN NO. 7 -- PHILIPS AT SUNRISE SHOPPING CENTER

            [4 PHOTOS OF PHILIPS AT SUNRISE SHOPPING CENTER OMITTED]

                                       42

            MORTGAGE LOAN NO. 7 -- PHILIPS AT SUNRISE SHOPPING CENTER

               [MAP OF PHILIPS AT SUNRISE SHOPPING CENTER OMITTED]

                                       43

            MORTGAGE LOAN NO. 7 -- PHILIPS AT SUNRISE SHOPPING CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                 PCF II
LOAN PURPOSE:                         Refinance
ORIGINAL BALANCE:                     $65,000,000
CUT-OFF DATE BALANCE:                 $65,000,000
FIRST PAYMENT DATE:                   01/01/2007
INTEREST RATE:                        5.75000%
AMORTIZATION TERM:                    Interest Only
ARD:                                  No
ANTICIPATED REPAYMENT DATE:           NAP
MATURITY DATE:                        12/01/2016
EXPECTED MATURITY BALANCE:            $65,000,000
SPONSOR:                              Philip Pilevsky
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      24-payment lockout from the first payment
                                      date, with U.S. Treasury defeasance for
                                      the following 89 payments, and open to
                                      prepayment without premium thereafter
                                      through the maturity date.
CUT-OFF DATE BALANCE PER SF:          $156.97
UP-FRONT RESERVES:                    Other: (1)       $200,000
ONGOING RESERVES:                     RE Taxes: (2)    Springing
                                      Insurance: (2)   Springing
                                      Replacement:     $5,176 / month
LOCKBOX: (3)                          Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):            NAP
SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Retail
PROPERTY SUB-TYPE:                    Anchored
LOCATION:                             Massapequa, NY
YEAR BUILT/RENOVATED:                 1971 / 1997
PERCENT LEASED (AS OF):               99.9% (11/02/2006)
NET RENTABLE AREA:                    414,082
THE COLLATERAL:                       Anchored retail center located in
                                      Massapequa, New York.
OWNERSHIP INTEREST:                   Fee
PROPERTY MANAGEMENT:                  Philips International Holding Corp
3RD RECENT NOI (AS OF):               $4,081,190  (TTM 12/31/2003)
2ND RECENT NOI (AS OF):               $4,417,225  (TTM 12/31/2004)
MOST RECENT NOI (AS OF):              $4,793,197  (TTM 12/31/2005)
U/W NET OP. INCOME:                   $4,918,857
U/W NET CASH FLOW:                    $4,813,497
U/W OCCUPANCY:                        97.3%
APPRAISED VALUE (AS OF):              $82,000,000 (08/24/2006)
CUT-OFF DATE LTV RATIO:               79.3%
LTV RATIO AT MATURITY:                79.3%
U/W DSCR:                             1.27x
U/W DSCR POST IO:                     NAP
--------------------------------------------------------------------------------

(1)  The upfront other escrow is for contractual rent increases in tenant leases through November 2008, at which time the escrow will be released.

(2)  Upon the occurrence of an event of default, or if the debt service coverage ratio falls below 1.05x the Philips at Sunrise Shopping Center Borrower is
     required to deposit monthly 1/12 of the estimated annual taxes and insurance premium costs.

(3)  Lockbox springs to hard in event of default.

THE PHILIPS AT SUNRISE SHOPPING CENTER LOAN.

     THE LOAN. The seventh largest loan (the "Philips at Sunrise Shopping Center
Loan") as evidenced by the Secured Promissory Note (the "Philips at Sunrise
Shopping Center Note") is secured by a first priority fee Mortgage and Security
Agreement and Assignment of Leases and Rents (the "Philips at Sunrise Shopping
Center Mortgage") encumbering the 414,082 square foot, anchored retail center located in Massapequa, New York (the "Philips at Sunrise Shopping Center
Property").

     THE BORROWER. The borrower is Mass One LLC and Mass OP LLC (the "Philips at
Sunrise Shopping Center Borrower"). Philip Pilevsky, (19.83% ownership interest in Philips at Sunrise Shopping Center Borrower) is the carveout guarantor of
Philips at Sunrise Shopping Center Loan. Philip Pilevsky is the President and
Chief Executive Officer of Philips International, the firm he founded in 1979.
In the retail sector, Mr. Pilevsky has developed and redeveloped over 75 shopping centers specializing in the Northeast and Florida. Commercial, hotels, and residential projects are also part of the Philips International project mix.
Philip Pilevsky is one of the largest private owners of medical space in
Houston, Texas. In addition, Mr. Pilevsky's Virginia based company, Lifestyle
Homes is only ten years old and is one of the top ten home builders in the state of Virginia.

     THE PROPERTY. The Philips at Sunrise Shopping Center Property consists of
414,082 square feet. Six anchor tenants (APG Supermarkets Inc., Circuit City,
Linens N Things, T.J. Maxx, Toys R Us, and Burlington Coat Factory) occupy
290,962 square feet. The remaining space is divided between in-line stores (21%)
and outlying pad sites (9%). Six of the tenants, including McDonalds, HSBC Bank,
Olive Garden, Staples, Toys R Us, and Burlington Coat Factory are on ground leases. The property was originally built in 1971 with the bulk of renovations done in 1997. The 1.25 million square feet Sunrise Mall, located directly north across Sunrise Highway from the subject, is owned by Westfield and anchored by
J.C. Penney's, Macy's, Sears, and Wal-Mart. Major roadways near the center include Sunrise Highway (Route 27), Route 27A, Merrick Road, and Carman's Road,
which provide access to regional roadways, such as Route 110, Southern State
Parkway, and the Long Island Expressway.

                                       44

     The following table presents certain information relating to the major tenants at the Philips at Sunrise Shopping Center:

                                                                                   % OF TOTAL     ANNUALIZED
                            CREDIT RATING                           ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                               (FITCH/        TENANT               UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                MOODY'S/S&P)(1)     NRA     % OF NRA   BASE RENT ($)     BASE RENT     ($ PER NRA)   EXPIRATION
--------------------------------------------------------------------------------------------------------------------------

APG Supermarkets Inc.        --/Caa1/B-       64,737      16%       $  754,188         15%          $11.65      10/31/2018
Circuit City Stores Inc       --/--/--        45,068      11%       $  696,756         14%          $15.46      01/31/2018
Linens & Things               --/--/--        42,202      10%       $  696,330         14%          $16.50      01/31/2016
The TJX Companies              --/A3/A        30,612       7%       $  489,792         10%          $16.00      11/30/2007
Modell's                      --/--/--        18,108       4%       $  289,728          6%          $16.00      01/31/2017
General Mills Restaurant      --/--/--        11,117       3%       $  284,340          6%          $25.58      02/16/2009
Petco                          --/B2/B        13,957       3%       $  279,972          5%          $20.06      04/30/2011
Brown Group Retail. Inc.      BB+/B1/BB        9,100       2%       $  255,983          5%          $28.13      01/31/2011
Party City Corp.              --/--/--        10,759       3%       $  242,615          5%          $22.55      01/31/2009
Staples Inc.                BBB+/Baa2/BBB     17,000       4%       $  224,910          4%          $13.23      09/30/2008
--------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       262,660      64%       $4,214,614         82%          $16.05
--------------------------------------------------------------------------------------------------------------------------
Other Tenants                  Various       150,933      36%       $  885,051         18%          $ 5.86       Various
Vacant Space                     NAP             489       0%       $        0          0%          $ 0.00         NAP
--------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       414,082     100%       $5,099,665        100%          $12.32
==========================================================================================================================

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

                           LEASE ROLLOVER SCHEDULE(1)

             # OF LEASES                       % OF TOTAL SF   CUMULATIVE TOTAL   CUMULATIVE % OF    AVG. BASE RENT
   YEAR        EXPIRING    TOTAL SF EXPIRING      EXPIRING        SF EXPIRING       SF EXPIRING     PER SF EXPIRING
-------------------------------------------------------------------------------------------------------------------

Vacant            --                489              --                 489               --                 --
2006              --                 --              --                 489               --                 --
2007               2             44,112             11%              44,601              11%             $12.69
2008               3             18,692              5%              63,293              15%             $14.97
2009               4             34,206              8%              97,499              24%             $22.02
2010               1              1,500              --              98,999              24%             $33.43
2011               5             70,812             17%             169,811              41%             $10.47
2012               3             72,956             18%             242,767              59%             $ 3.18
2013               1              1,200              --             243,967              59%             $38.24
2014              --                 --              --             243,967              59%                 --
2015              --                 --              --             243,967              59%                 --
2016               1             42,202             10%             286,169              69%             $16.50
Thereafter         3            127,913             31%             414,082             100%             $13.61
-------------------------------------------------------------------------------------------------------------------

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The Philips at Sunrise Shopping Center Property is
managed by Philips International Holding Corp., which is an affiliate of the
Philips at Sunrise Shopping Center Borrower. Philips International Holding Corp.
leases and manages over 50 assets, including retail, office, residential, and hotel properties.

     ADDITIONAL INDEBTEDNESS. Future mezzanine financing is permitted subject to various conditions including: (i) the amount of the mezzanine loan, together with the mortgage loan, must not result in a combined loan-to-value ratio of greater than 85% or a combined debt service coverage ratio of less than 1.20x;
(ii) the mortgage lender must approve the mezzanine lender and financing documents, and the mezzanine lender will enter into an intercreditor agreement with the mortgage lender; and (iii) the ability to obtain mezzanine debt is personal to the current Philips at Sunrise Shopping Center Borrower and any successor or assign of the Philips at Sunrise Shopping Center Borrower under the
Philips at Sunrise Shopping Center Loan.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                       45

                   MORTGAGE LOAN NO. 8 -- GRAND BOHEMIAN HOTEL

                   [7 PHOTOS OF GRAND BOHEMIAN HOTEL OMITTED]

                                       46

                   MORTGAGE LOAN NO. 8 -- GRAND BOHEMIAN HOTEL

                      [MAP OF GRAND BOHEMIAN HOTEL OMITTED]

                                       47

                   MORTGAGE LOAN NO. 8 -- GRAND BOHEMIAN HOTEL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                 BSCMI
LOAN PURPOSE:                         Refinance
ORIGINAL BALANCE:                     $55,000,000
CUT-OFF DATE BALANCE:                 $55,000,000
FIRST PAYMENT DATE:                   11/01/2006
INTEREST RATE:                        5.82000%
AMORTIZATION TERM:                    Months 1-24: Interest Only
                                      Months 25-120: 360 months
ARD:                                  No
ANTICIPATED REPAYMENT DATE:           NAP
MATURITY DATE:                        10/01/2016
EXPECTED MATURITY BALANCE:            $48,629,010
SPONSOR:                              Richard Kessler
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      26-payment lockout from the
                                      first payment date, with U.S.
                                      Treasury defeasance for the
                                      following 93 payments, and open
                                      to prepayment without premium
                                      thereafter through the maturity date
CUT-OFF DATE BALANCE PER ROOM:        $220,000
UP-FRONT RESERVES:                    RE Taxes:        $252,438
                                      FF&E:            $53,893
ONGOING RESERVES:                     RE Taxes:        $31,555 / month
                                      Insurance: (1)   Springing
                                      FF&E: (2)        $53,893 / month
LOCKBOX:                              Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                        NAP
SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Hospitality
PROPERTY SUB-TYPE:                    Full Service
LOCATION:                             Orlando, FL
YEAR BUILT/RENOVATED:                 2001 / 2004 - 2005
OCCUPANCY (AS OF):                    73.6% (07/31/2006)
ROOMS:                                250
THE COLLATERAL:                       A full service hotel located
                                      in Orlando, Florida
OWNERSHIP INTEREST:                   Fee
PROPERTY MANAGEMENT:                  Enterprise Hotels of Orlando, Inc.
3RD RECENT NOI (AS OF):               $5,679,715 (TTM 12/31/2004)
2ND RECENT NOI (AS OF):               $6,506,175 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):              $6,717,817 (TTM 07/31/2006)
U/W NET OP. INCOME:                   $7,206,704
U/W NET CASH FLOW:                    $6,321,679
U/W OCCUPANCY:                        73.6%
U/W ADR:                              $195.11
U/W REVPAR:                           $143.60
APPRAISED VALUE (AS OF):              $83,000,000 (09/01/2006)
CUT-OFF DATE LTV RATIO:               66.3%
LTV RATIO AT MATURITY:                58.6%
U/W DSCR:                             1.95x
U/W DSCR POST IO:                     1.63x
--------------------------------------------------------------------------------

(1)  Insurance reserves will spring if (i) an event of default occurs or (ii)
     the borrower fails to provide evidence of acceptable insurance coverage for the property and payment of premiums.

(2)  Equal to 1/12 of 3% of gross income from operations for the prior fiscal year, but in no event less than $53,893.

THE GRAND BOHEMIAN HOTEL LOAN.

     THE LOAN. The eighth largest loan (the "Grand Bohemian Hotel Loan") is a
$55,000,000 first mortgage loan secured by the borrower's fee interest in the
Grand Bohemian Hotel located in Orlando, Florida (the "Grand Bohemian Hotel
Property").

     THE BORROWER. The borrower, The Grand Bohemian, Ltd., a Florida limited partnership (the "Grand Bohemian Hotel Borrower"), owns no material assets other than the Grand Bohemian Hotel Property. The sponsor, Richard Kessler, has over
30 years of experience in hotel development and operations, including nine years as President of Days Inn of America and fifteen years as President/CEO of The
Kessler Enterprise, Inc., his real estate development and management company.
Richard Kessler has accumulated a portfolio of ten boutique and luxury hotels since 1995.

     THE PROPERTY. The Grand Bohemian Hotel Property is a 250-room, full-service hotel property built in 2001. Located in the downtown central business district of Orlando, Florida, the 15-story hotel has frontage on Orange Avenue, the main downtown business thoroughfare. The hotel has 36 two-room whirlpool suites, 98 standard king rooms, and 116 double queen rooms. A pool and spa are located on the 6th floor rooftop overlooking the city, and a concierge lounge on the 15th floor overlooks the skyline of downtown Orlando. The hotel also contains The
Boheme, a 7,000 square foot restaurant, and the Bosendorfer Lounge with 75 seats. Almost 10,000 square feet of meeting/banquet space are contained in the hotel including a 2,500 square foot ballroom, 1,500 square feet of pre-function space and eight function rooms. The Grand Bohemian Hotel Property has recently removed its Westin flag and is now operating as an independent luxury hotel as a member of Preferred Hotels & Resorts. The Grand Bohemian Hotel Property was
purchased by the sponsor in 1997, and the hotel is now considered Kessler's flagship asset.

                                       48

     More specific information about the property is set forth in the table below:

            SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, AND REVPAR

                COMPETITIVE SET (1)              GRAND BOHEMIAN(2)             PENETRATION FACTOR
           -----------------------------   -----------------------------   --------------------------
YEAR         ADR     OCCUPANCY    REVPAR     ADR     OCCUPANCY    REVPAR    ADR    OCCUPANCY   REVPAR
-----------------------------------------------------------------------------------------------------

2003       $137.62     66.9%     $ 92.05   $150.05     66.5%     $ 99.81   109.0%     99.4%    108.4%
2004       $146.55     74.3%     $108.92   $168.71     70.4%     $118.82   115.1%     94.8%    109.1%
2005       $161.25     72.5%     $116.91   $186.99     72.3%     $135.17   116.0%     99.7%    115.6%
T-12 (3)   $169.49     74.1%     $125.51   $190.09     73.6%     $139.91   112.2%     99.3%    111.5%
-----------------------------------------------------------------------------------------------------

(1)  Based on data provided by STR Reports.

(2)  Based on the borrower provided operating statements.

(3)  Reflects the trailing 12 month period ending 7/31/2006 for the Grand
     Bohemian and the trailing 12 month period ending 8/31/2006 for the competitive set.

     PROPERTY MANAGEMENT. The property is managed by Enterprise Hotels of
Orlando, Inc., an affiliate of the borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                       49

                      MORTGAGE LOAN NO. 9 -- 1657 BROADWAY

                       [2 PHOTOS OF 1657 BROADWAY OMITTED]

                                       50

                      MORTGAGE LOAN NO. 9 -- 1657 BROADWAY

                         [MAP OF 1657 BROADWAY OMITTED]

                                       51

                      MORTGAGE LOAN NO. 9 -- 1657 BROADWAY

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                 PMCF
LOAN PURPOSE:                         Acquisition
ORIGINAL BALANCE:                     $53,000,000
CUT-OFF DATE BALANCE:                 $53,000,000
FIRST PAYMENT DATE:                   11/05/2006
INTEREST RATE:                        6.31000%
AMORTIZATION TERM:                    Interest Only
ARD:                                  Yes
ANTICIPATED REPAYMENT DATE:           10/05/2013
MATURITY DATE:                        10/05/2036
EXPECTED ARD BALANCE:                 $53,000,000
SPONSORS:                             Philippe Weissberg, Richard Wagman
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      27-payment lockout from the first payment
                                      date, with U.S. Treasury defeasance for
                                      the following 54 payments, and open to
                                      prepayment without premium thereafter
                                      through the maturity date.
CUT-OFF DATE BALANCE PER SF:          $557.39
UP-FRONT RESERVES:                    RE Taxes: (1)      $111,050
                                      Insurance:         $49,076
                                      Other: (2)(3)(4)   $770,000
ONGOING RESERVES:                     RE Taxes: (5)      $40,262 / month
                                      Insurance:         $4,461 / month
                                      TI/LC: (6)         Springing
                                      Other: (7)         Springing
LOCKBOX:                              Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):            NAP
SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Office
PROPERTY SUB-TYPE:                    Urban/Retail
LOCATION:                             New York, NY
YEAR BUILT/RENOVATED:                 1929 / Various
PERCENT LEASED (AS OF):               99.6% (09/07/2006)
NET RENTABLE AREA:                    95,086
THE COLLATERAL:                       A 4-story and basement portion of a
                                      26-story building located in New York, New
                                      York.
OWNERSHIP INTEREST:                   Leasehold
PROPERTY MANAGEMENT:                  MadCap Partners, LLC
3RD RECENT NOI (AS OF):               $3,107,701 (TTM 12/31/2004)
2ND RECENT NOI (AS OF):               $3,048,068 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):              $3,098,870 (TTM 07/31/2006)
U/W NET OP. INCOME:                   $4,419,157
U/W NET CASH FLOW:                    $4,339,164
U/W OCCUPANCY:                        97.7%
APPRAISED VALUE (AS OF):              $70,600,000 (08/17/2006)
CUT-OFF DATE LTV RATIO:               75.1%
LTV RATIO AT ARD:                     75.1%
U/W DSCR:                             1.28x
U/W DSCR POST IO:                     NAP
--------------------------------------------------------------------------------

(1)  Up-front RE Taxes reserves of $111,050 are comprised of $94,383.21, representing four months of deposits to the Tax Reserve, and $16,666.67
     (the "Tax Deficiency Reserve"), representing the initial month's deposit of the Tax Deficiency Reserve (see footnote (5) below).

(2)  At origination, the borrower deposited the amount of $550,000 into the Debt
     Service Reserve to cover the difference, if any, between the monthly debt service and the actual net cash flow of the property.

(3)  At origination, the borrower deposited the amount of $170,000 into the
     Master Lease Rent Reserve for payment of master lease rent payments due by the borrower under the master lease.

(4)  At origination, the borrower deposited the amount of $50,000 into the Times
     Square Church Reserve. Provided that no event of default under the loan has occurred and is continuing, the lender will release the Times Square Church
     Reserve funds to the borrower for each of the calendar years 2006 and 2007 upon receipt of evidence reasonably acceptable to the lender that any credits or other amounts due and owing from the borrower, as successor landlord (to World Challenge, Inc. d/b/a Times Square Church, as tenant)
     have been paid or credited in full or otherwise waived by such tenant, all as further set forth in the mortgage loan documents.

(5)  Ongoing RE Taxes reserves of $40,262 are comprised of $23,595.80 in Tax
     Reserve funds, representing 1/12 of the borrower's share of the estimated annual real estate taxes next due, and $16,666.67 in Tax Deficiency Reserve funds, representing funds to pay any tax deficiency amounts due under the master lease, all as further set forth in the mortgage loan documents.

(6)  In the event that the borrower receives a fee or other compensation from any tenant relating to or in exchange for the termination of such tenant's lease (a "Lease Termination Fee"), the borrower will deposit such Lease
     Termination Fee with the lender, to be utilized for tenant improvements, free rent periods and leasing commissions that may be incurred with respect to that tenant's space (a "Termination Space") and, in the event that there is a Rent Deficiency (as hereinafter defined) for the Termination Space from and after the date that the lease for the Termination Space was terminated, in replacement of rent. "Rent Deficiency" means the amount by which the rent expected to be obtained by the borrower for the Termination
     Space during the next succeeding calendar month pursuant to the lease or leases for such Termination Space (a "Replacement Lease") is less than the amount of monthly rent received from the previous tenant in the Termination
     Space pursuant to its lease prior to such termination.

(7)  Upon a Cash Management Trigger Event (as hereinafter defined), the borrower will deposit on each monthly payment date into the Master Lease Rent
     Reserve an amount equal to 1/12 of the master lease rent that the lender estimates will be payable during the next ensuing 12 months in order to accumulate sufficient funds to pay all such master lease rent. "Cash
     Management Trigger Event" means the occurrence of an event of default under the loan and/or August 5, 2013.

THE 1657 BROADWAY LOAN.

     THE LOAN. The ninth largest loan (the "1657 Broadway Loan") is a
$53,000,000 first mortgage loan secured by the borrower's leasehold interest in the four-story and basement portion of a 26-story building located in New York,
New York (the "1657 Broadway Property").

     THE BORROWER. The borrower, Madison 1657 Realty LLC (the "1657 Broadway
Borrower"), is a single purpose entity that owns no material assets other than the 1657 Broadway Property and related interests. The 1657 Broadway Borrower is a single-member Delaware limited liability company, whose sole member is a single member Delaware limited liability company that is structured

                                       52

with an independent manager. A non-consolidation opinion was delivered at origination. The sponsors of the 1657 Broadway Loan are Philippe Weissberg and
Richard Wagman, both of whom are co-founders and principals of Madison Capital, a private real estate investment and development company based in New York City with a portfolio of office, retail and residential properties along the east coast of the United States.

     THE PROPERTY. The 1657 Broadway Property consists of a leasehold interest in the bottom 4 floors, plus basement, and the related real property, improvements and development rights in a 26-story building (known as the Novotel
New York Hotel) located within the Times Square District of New York City, New
York. The 1657 Broadway Property consists of a total of 95,086 square feet comprised of 15,136 square feet of ground floor retail space, 15,150 square feet of basement health club/retail space, 64,050 square feet of upper floor office space (floors 2 through 4), and 750 square feet that is leased by the Novotel
New York Hotel for use as its entrance/lobby area. There are two elevators located within the office lobby area that serve the first through fourth floors.
The 1657 Broadway Property was originally constructed in 1929 and has been periodically upgraded; the portion above the 1657 Broadway Property houses the
Novotel New York Hotel and was constructed in 1983. The building in which the
1657 Broadway Property is located occupies the entire city block front located on the west side of Broadway, between West 51st and West 52nd Streets, and its location is proximate to all forms of mass transportation in Manhattan and affords prime exposure to pedestrians. As of September 7, 2006, the 1657
Broadway Property was 99.6% leased by 7 tenants.

     More specific information about the 1657 Broadway Property is set forth in the tables below:

                                                                                        % OF TOTAL     ANNUALIZED
                                  CREDIT RATING                          ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                     (FITCH/       TENANT               UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                      MOODY'S/S&P)(1)     NRA    % OF NRA   BASE RENT ($)     BASE RENT     ($ PER NRA)   EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

Times Square Church                  --/--/--      64,050      67%       $  837,854         25%          $ 13.08     09/29/2080
NY Sports Club                       --/B2/B+      15,000      16%       $  477,545         14%          $ 31.84     03/14/2007
McDonald's                            A/A2/A        8,650       9%       $  747,500         23%          $ 86.42     05/23/2017
1657 Restaurant Corp./Art Cafe       --/--/--       2,800       3%       $  407,504         12%          $145.54     02/28/2007
Broadway Deli                        --/--/--       2,036       2%       $  238,419          7%          $117.10     06/30/2007
1657 Gifts                           --/--/--       1,400       1%       $  376,764         11%          $269.12     05/14/2017
Novotel (Primary Entrance)          BBB/--/BBB        750       1%       $  229,947          7%          $306.60     09/30/2080
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             94,686     100%       $3,315,533         82%          $ 35.02
===============================================================================================================================

Other Tenants                           NAP             0       0%       $        0          0%          $  0.00         NAP
Vacant Space                            NAP           400       0%       $        0          0%          $  0.00         NAP
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             95,086     100%       $3,315,533        100%          $ 35.02
===============================================================================================================================

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

                           LEASE ROLLOVER SCHEDULE (1)

                                                                                                    AVERAGE U/W
             # OF LEASES                       % OF TOTAL SF   CUMULATIVE TOTAL    CUMULATIVE %    BASE RENT PER
   YEAR        EXPIRING    TOTAL SF EXPIRING      EXPIRING        SF EXPIRING     OF SF EXPIRING    SF EXPIRING
----------------------------------------------------------------------------------------------------------------

Vacant            --                400              0%                400               0%                --
2006              --                 --             --                 400               0%                --
2007               3             19,836             21%             20,236              34%            $56.64
2008              --                 --             --              20,236              34%                --
2009              --                 --             --              20,236              34%                --
2010              --                 --             --              20,236              34%                --
2011              --                 --             --              20,236              34%                --
2012              --                 --             --              20,236              34%                --
2013              --                 --             --              20,236              34%                --
2014              --                 --             --              20,236              34%                --
2015              --                 --             --              20,236              34%                --
2016              --                 --             --              20,236              34%                --
Thereafter         4             74,850             79%             95,086             100%            $29.29
----------------------------------------------------------------------------------------------------------------

(1)  The information in the table is based on the actual rent roll dated
     September 7, 2006.

     PROPERTY MANAGEMENT. The 1657 Broadway Property is managed by MadCap
Partners, LLC, an affiliate of the 1657 Broadway Borrower.

     ADDITIONAL INDEBTEDNESS. The single member of the 1657 Broadway Borrower has the one time right to incur mezzanine financing to be secured by a pledge of its equity interest in the 1657 Broadway Borrower; provided (i) the amount of the permitted mezzanine debt does not exceed an amount which allows for a combined debt service coverage ratio, inclusive of the 1657 Broadway Loan and the permitted mezzanine debt, of no less than 1.20x for the two most recent consecutive quarters; (ii) the amount of the permitted mezzanine debt does not exceed an amount which allows for a maximum loan-to-value ratio of 80% based

                                       53

on the aggregate principal balances of the 1657 Broadway Loan and the permitted mezzanine debt; and (iii) the lender receives written confirmation from each of the Rating Agencies then rating the series 2006-PWR14 certificates that the incurrence of such debt will not result in the qualification, downgrade, or withdrawal of any of the ratings on the series 2006-PWR14 certificates.

     MASTER LEASE. The 1657 Broadway Property is subject to a master lease expiring on October 1, 2080, with no extension options. The master lessor is
Fifty-Second Street Hotel Associates. Annual rent payments due under the master lease are currently $130,000 through September 30, 2008, and effective on
October 1, 2008, annual rent payments will be $45,000 for the remainder of the master lease term. In addition to the rent, the 1657 Broadway Borrower is also responsible for a portion of the real estate taxes and business improvement district (BID) taxes imposed on the land and the improvements as detailed in the master lease, plus all expenses associated with the leased portion.
Additionally, subject to the terms and conditions under the master lease and the mortgage loan documents, (i) the master lessor has a right of first refusal to purchase the 1657 Broadway Borrower's interest under the master lease if the
1657 Broadway Borrower receives a bona fide offer from a third person, and (ii)
the 1657 Broadway Borrower has the right of first refusal to purchase the master lessor's interest in the land and structure and in the master lease (the "Master
Lessor's Interest") if the master landlord receives a bona fide offer from a third person for the sale of the Master Lessor's Interest. Prior to the exercise of the right of first refusal by the 1657 Broadway Borrower, the 1657 Broadway
Borrower will provide the lender with a guaranty, in favor of the lender, guaranteeing the payment to the lender of any losses associated with the exercise of this right.

     RELEASE OF PARCELS. Not allowed.

                                       54

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                       55

                     MORTGAGE LOAN NO. 10 - FOUNTAIN SQUARE

                      [4 PHOTOS OF FOUNTAIN SQUARE OMITTED]

                                       56

                     MORTGAGE LOAN NO. 10 - FOUNTAIN SQUARE

                        [MAP OF FOUNTAIN SQUARE OMITTED]

                                       57

                     MORTGAGE LOAN NO. 10 -- FOUNTAIN SQUARE

--------------------------------------------------------------------------------
                       LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                 PCF II
LOAN PURPOSE:                         Refinance
ORIGINAL BALANCE:                     $39,250,000
CUT-OFF DATE BALANCE:                 $39,250,000
FIRST PAYMENT DATE:                   11/01/2006
INTEREST RATE:                        6.33000%
AMORTIZATION TERM:                    Interest Only
ARD:                                  Yes
ANTICIPATED REPAYMENT DATE:           10/01/2016
MATURITY DATE:                        10/01/2036
EXPECTED ARD BALANCE:                 $39,250,000
SPONSOR:                              Continental Properties Company, Inc.
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      26-payment lockout from the first payment
                                      date, with U.S. Treasury defeasance for
                                      the following 92 payments, and open to
                                      prepayment without premium thereafter
                                      through the maturity date.
CUT-OFF DATE BALANCE PER SF:          $236.63
UP-FRONT RESERVES:                    Insurance:      $14,593
                                      Other: (1)      $852,040
ONGOING RESERVES:                     RE Taxes: (2)   Springing
                                      Insurance:      $1,621 / month
                                      TI/LC: (3)      Springing
LOCKBOX:                              Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):            NAP
SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Retail
PROPERTY SUB-TYPE:                    Anchored
LOCATION:                             Brookfield, WI
YEAR BUILT/RENOVATED:                 2006 / NAP
PERCENT LEASED (AS OF):               100.0% (08/30/2006)
NET RENTABLE AREA:                    165,872
THE COLLATERAL:                       Anchored retail center located in
                                      Brookfield, WI
OWNERSHIP INTEREST:                   Fee
PROPERTY MANAGEMENT:                  Continental Properties Company, Inc.
3RD RECENT NOI (AS OF):               NAP
2ND RECENT NOI (AS OF):               NAP
MOST RECENT NOI (AS OF):              NAP
U/W NET OP. INCOME:                   $3,071,202
U/W NET CASH FLOW:                    $3,029,760
U/W OCCUPANCY:                        97.5%
APPRAISED VALUE (AS OF):              $49,440,000  (10/01/2006)
CUT-OFF DATE LTV RATIO:               79.4%
LTV RATIO AT ARD:                     79.4%
U/W DSCR:                             1.20x
U/W DSCR POST IO:                     NAP
--------------------------------------------------------------------------------

(1)  The other escrow consists of $237,185 for construction completion;
     $225,579, which is an amount equal to 5 months rents and other amounts due under the lease between the borrower and Fidelity Brokerage Services, plus the amount due from the borrower to tenant under the lease as a tenant allowance; $389,276, which is an amount equal to 3 months rents and other amount due under the lease between the borrower and PetSmart, plus the unpaid amounts due for construction work on the PetSmart space.

(2)  Upon the occurrence of an event of default, the Fountain Square Borrower is required to deposit monthly 1/12 of the estimated annual taxes.

(3)  In the event of default or the debt service coverage ratio being less than
     1.10x, The Fountain Square Borrower is required to deposit a monthly escrow amount of $13,750. Also, if Michael's and/or PetSmart have not exercised their lease renewal option 12 months prior to lease expiration for at least
     a 5 year term, then on the next payment date the Fountain Square Borrower is required to deposit $60,000 monthly. The monthly amount is reduced to
     $20,000 in the event one escrow tenant renews their lease or the space is leased to a new tenant.

THE FOUNTAIN SQUARE LOAN.

     THE LOAN. The tenth largest loan (the "Fountain Square Loan") as evidenced by the Secured Promissory Note (the "Fountain Square Note") is secured by a first priority fee Mortgage and Security Agreement and Assignment of Leases and
Rents (the "Fountain Square Mortgage") encumbering the 165,872 square foot, anchored retail center located in Brookfield, Wisconsin (the "Fountain Square
Property").

     THE BORROWER. The borrower is Continental 64 Fund LLC, a Wisconsin limited liability company (the "Fountain Square Borrower"). Continental Properties
Company, Inc. (which has a 55% ownership interest in the Fountain Square
Borrower) is the carveout guarantor of the Fountain Square Loan. Continental
Properties Company, Inc. ("CPCI") was founded in 1979 and is a privately held company dealing exclusively in the development and ownership of retail, apartment and corporate properties throughout the United States. CPCI currently has development underway on 22 retail projects in ten states representing a total of 2.275 million square feet with a total estimated market value of $379 million and four apartment projects in three states with a total estimated market value of approximately $112 million. In addition, CPCI has developed more than 10 million square feet of retail and corporate GLA, completed projects in
14 states, and has a portfolio of owned properties valued at more than $536 million.

     THE PROPERTY. The Fountain Square Property is a newly built (2006), single-story, anchored retail center containing 165,872 square feet. The collateral consists of four buildings, including one outparcel that is leased to
Goodyear Tires. The Fountain Square Property is anchored by Bed Bath & Beyond and Circuit City. The Fountain Square Property is located on Bluemound Road which is a major thoroughfare that connects the neighborhood with the Milwaukee
CBD (12 miles east) and suburban area of Waukesha to the west. Access to I-94 is located approximately 1 mile south of the property via Moorland Road. The
Brookfield Square Mall is located across the street from the property. The
Brookfield Square Mall is approximately 1.1 million square feet in

                                       58

size and is anchored by JC Penney, The Boston Store, Sears and Barnes & Noble,
and contains approximately 110 stores and a food court.

     The following table presents certain information relating to the major tenants at the property:

                                                                                       % OF TOTAL     ANNUALIZED
                                                                       ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                 CREDIT RATING        TENANT   % OF   UNDERWRITTEN    UNDERWRITTEN   BASE RENT ($      LEASE
TENANT NAME                 (FITCH/MOODY'S/S&P)(1)      NRA     NRA   BASE RENT ($)     BASE RENT       PER NRA)    EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

Bed Bath & Beyond                  --/--/BBB          37,975    23%     $  719,626         22%          $18.95      01/31/2021
Circuit City                        --/--/--          32,363    20%     $  631,079         20%          $19.50      01/31/2021
Michael's                           --/B2/B-          21,806    13%     $  414,314         13%          $19.00      02/29/2016
La-Z-Boy                            --/--/--          24,538    15%     $  412,850         13%          $16.82      02/28/2021
Cost Plus World Market              --/--/--          18,300    11%     $  402,600         12%          $22.00      01/31/2016
PetsMart                           --/Ba2/BB          18,505    11%     $  360,848         11%          $19.50      12/31/2016
Fidelity Brokerage
   Services                         --/--/--           6,083     4%     $  218,988          7%          $36.00      10/31/2016
Goodyear Tire & Rubber Co          CCC+/B3/B+          6,302     4%     $   65,100          2%          $10.33      07/31/2015
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                               165,872   100%     $3,225,405        100%          $19.45
==============================================================================================================================
Other Tenants                         NAP                  0     0%     $        0          0%          $ 0.00          NAP
Vacant Space                          NAP                  0     0%     $        0          0%          $ 0.00          NAP
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                               165,872   100%     $3,225,405        100%          $19.45
==============================================================================================================================

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

                                    LEASE ROLLOVER SCHEDULE(1)

                                                                                                     AVERAGE U/W
                                    TOTAL SF   % OF TOTAL SF   CUMULATIVE TOTAL   CUMULATIVE % OF   BASE RENT PER
YEAR         # OF LEASES EXPIRING   EXPIRING      EXPIRING        SF EXPIRING       SF EXPIRING      SF EXPIRING
-----------------------------------------------------------------------------------------------------------------

Vacant                --                 --          --                  --               --               --
2006                  --                 --          --                  --               --               --
2007                  --                 --          --                  --               --               --
2008                  --                 --          --                  --               --               --
2009                  --                 --          --                  --               --               --
2010                  --                 --          --                  --               --               --
2011                  --                 --          --                  --               --               --
2012                  --                 --          --                  --               --               --
2013                  --                 --          --                  --               --               --
2014                  --                 --          --                  --               --               --
2015                   1              6,302          4%               6,302               4%           $10.33
2016                   4             64,694         39%              70,996              43%           $21.59
Thereafter             3             94,876         57%             165,872             100%           $18.59
------------------------------------------------------------------------------------------------------------------

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The Fountain Square Property is managed by Continental
Properties Company, Inc. which is an affiliate of Fountain Square Borrower.
Continental Properties Company, Inc. was founded in 1979 and is a privately held company dealing exclusively in the development and ownership of retail, apartment and corporate properties throughout the United States.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                       59

                      STATEMENT REGARDING ASSUMPTIONS AS TO
               SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the "Statement Regarding Assumptions and
Other Information", please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information
(paydown factors, rate resets, remittance reports and trustee statements).
Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current
Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates.
We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to
ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.